UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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ProAssurance Corporation
(Name of Registrant as Specified in its charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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100 Brookwood Place Birmingham, Alabama 35209

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 21, 2025
To our Stockholders:
The Annual Meeting of Stockholders of ProAssurance Corporation (“ProAssurance”) will be held at 9:00 a.m., Central Daylight Time, on Wednesday, May 21, 2025, in the O’Neil Multimedia Room at the headquarters of ProAssurance, located at 100 Brookwood Place, Birmingham, Alabama 35209, for the following purposes:
1.To elect three (3) directors of ProAssurance as Class III directors to serve until the 2028 annual meeting, and until their successors are elected and qualified;
2.To ratify the appointment of Ernst & Young LLP as independent auditors;
3.An advisory vote to approve the compensation of our named executive officers disclosed in this proxy statement;
4.To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
The Board of Directors set March 24, 2025, as the record date for the annual meeting. You are entitled to notice of, and to vote at, the annual meeting only if you were a holder of record of shares of ProAssurance’s Common Stock at the close of business on the record date. The stock transfer books will not be closed.
We may adjourn the annual meeting without notice other than announcement at the meeting or adjournments thereof, and any business for which notice is hereby given may be transacted at any such adjournment.
We have provided details concerning those matters to come before the annual meeting in the accompanying proxy statement. Whether you plan to attend the annual meeting or not, please vote your shares in accordance with the instructions provided with these materials. Voting your shares by proxy does not deprive you of your right to attend the annual meeting and to vote your shares in person.
This proxy statement relates only to the annual meeting of ProAssurance stockholders and does not address the proposed acquisition of ProAssurance by The Doctors Company pursuant to the Agreement and Plan of Merger, dated as of March 19, 2025 (the “Merger Agreement”), among ProAssurance, The Doctors Company and Jackson Acquisition Corporation, a wholly owned subsidiary of The Doctors Company. The Merger Agreement will NOT be voted on at the upcoming annual meeting on May 21, 2025. Instead, a separate special meeting of ProAssurance stockholders will be held to vote on the Merger Agreement. Additional information about the Merger Agreement will be available in a separate proxy statement that ProAssurance intends to file with the SEC and distribute to shareholders in the coming weeks.
A copy of ProAssurance’s Annual Report to the Stockholders for the year ended December 31, 2024, accompanies our proxy materials and is also available in the “Investor Relations” section of our website at Investor.ProAssurance.com. We hope you will find it informative.
By order of the Board of Directors,

Jeffrey P. Lisenby
Secretary
April 11, 2025

100 Brookwood Place Birmingham, Alabama 35209

PROXY STATEMENT
Annual Meeting of Stockholders to be held May 21, 2025

INTRODUCTION
We are furnishing this proxy statement and proxy card to the stockholders of ProAssurance Corporation, which we sometimes refer to as “ProAssurance” or the “Company,” on behalf of ProAssurance’s Board of Directors on or about April 11, 2025. Our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting of ProAssurance’s Stockholders to be held at 9:00 a.m., Central Daylight Time, on Wednesday, May 21, 2025, in the O’Neil Multimedia Room of our headquarters located at 100 Brookwood Place, Birmingham, Alabama 35209, or at any adjournment or postponement thereof.
What is a proxy?
A proxy is a person or persons whom you designate to vote your stock. If you designate someone as your proxy in a written document, that document is called a proxy card.
Who pays for the proxy solicitation?
ProAssurance will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the annual meeting. Certain of our directors, officers or employees may solicit your proxy and they will receive no additional compensation for such solicitation. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.
What is the purpose of the annual meeting?
As outlined in the meeting notice, at the annual meeting the stockholders will be asked to elect three (3) members to the Board of Directors of ProAssurance as Class III directors and to ratify the appointment of Ernst & Young LLP as independent auditors. Additionally, stockholders will be asked to cast an advisory vote on the approval of our executive compensation as disclosed in this proxy statement.
How does the Board of Directors recommend that I vote?
The Board of Directors recommends a vote FOR electing all nominees for director (Proposal 1); FOR ratifying the appointment of Ernst & Young LLP as our independent auditors (Proposal 2); and FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement (Proposal 3).
What is the record date and what does it mean?
The Board of Directors set March 24, 2025, as the record date for the annual meeting. You are entitled to notice of, and to vote at, the annual meeting if you owned shares as of the close of business on our record date.
How many shares are entitled to vote at the annual meeting?
At the close of business on the record date, there were 63,676,761 issued shares of our common stock, par value $0.01 per share (“Common Stock”). Of that amount, we hold 12,606,968 shares as treasury shares that cannot be voted at the meeting. You are entitled to one vote in person or by proxy on all matters properly to come before the annual meeting for each share of our Common Stock that you owned on the record date.
What constitutes a quorum?
The presence, in person or by proxy, of the holders of one-third of the shares of Common Stock entitled to vote at the meeting will constitute a quorum to conduct business at the annual meeting. Proxies received but marked as abstentions and “broker non-votes,” which occur when proxies for shares held by brokers or nominees for beneficial owners are received but not voted on a matter, will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?
If you are a record owner of our Common Stock you may vote your shares by attending the meeting and voting in person or you may appoint a proxy to vote your shares on matters properly presented at the annual meeting in any of three ways:
■by signing and returning the enclosed proxy card in the enclosed envelope; or
■by using the internet in accordance with instructions on the enclosed proxy card; or
■by using a touchtone telephone and following the instructions on the enclosed proxy card.
If you properly cast your vote, and your vote is not subsequently revoked, your vote will be voted in accordance with your instructions. Stockholders appointing proxies via the internet and by telephone should understand that there may be costs associated with proxy appointments in such manners, such as usage charges from internet access providers and telephone companies, that must be borne by the stockholder.
How do I vote if my shares are in “street name”?
If you hold shares in “street name” (that is, through a bank, broker, or other nominee), your shares must be voted in accordance with instructions provided by the nominee. If your shares are held in the name of a nominee and you would like to attend the annual meeting and vote in person, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the annual meeting.
How do I know if I hold my shares in “street name”?
If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, and your shares are considered held in “street name.” However, if your shares are registered directly in your name with Computershare, our transfer agent, you are considered the record owner of those shares.
How do I appoint my proxy on the internet?
You can appoint your proxy at www.proxyvote.com, regardless of how you hold your shares. You will need to have the Control Number from your proxy notice or proxy card available.
Will my proxy appointment on the internet be secure and accurate?
The internet and telephone procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions, and to confirm that stockholders’ instructions have been recorded properly. We have been advised that the internet and telephone procedures that have been made available to you are consistent with the requirements of applicable law.
What is the deadline for submitting my proxy?
Proxy appointments must be received by 11:59 p.m., Central Daylight Time, on May 20, 2025. You will still have the right to vote in person at the meeting even if you submit your proxy via the internet or by telephone.
Can I revoke my proxy?
Yes. You may revoke your proxy prior to the annual meeting by either (i) submitting to ProAssurance a properly executed proxy bearing a later date, (ii) by providing different telephone or internet instructions at a later date, or (iii) by giving written notice of revocation to the Secretary of ProAssurance. You may also revoke your proxy by voting your shares at the annual meeting. The mailing address of ProAssurance is P.O. Box 590009, Birmingham, Alabama 35259-0009, and the street address is 100 Brookwood Place, Birmingham, Alabama 35209.
Are the materials for the annual meeting available on the internet?
Yes. The materials for ProAssurance’s 2025 Annual Meeting of Stockholders are the 2024 Annual Report to the Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2024, proxy statement, and proxy card. These are available on the internet at www.proxyvote.com. Our proxy statement and proxy card for the annual meeting and our 2024 Annual Report also will be available through the “Investor Relations” section of our website at https://investor.ProAssurance.com until at least May 21, 2026. Our Annual Report to the Stockholders and Annual Report on Form 10-K, and other materials on our website are not proxy soliciting materials.

How do I receive a printed copy of the materials for the annual meeting?
You may obtain a printed copy of this proxy statement, our 2024 Annual Report to the Stockholders, and 2024 Annual Report on Form 10-K (including the financial statements and financial statement schedules but without exhibits) without charge by contacting Jeff Lisenby, Secretary, at our address shown above, by telephone at (205) 877-4400 or (800) 282-6242, or by e-mail at Investorrelations@ProAssurance.com. Copies of exhibits to the Annual Report on Form 10-K will be provided upon specific request subject to a charge to cover the cost of producing the copies. You may also request a copy through www.proxyvote.com using your Control Number.
How can I get information or documents regarding corporate governance at ProAssurance?
Our Board of Directors has adopted charters for our Audit, Compensation, and Nominating/Corporate Governance Committees, as well as Corporate Governance Principles and our Code of Ethics and Conduct. All of these documents and policies are available in the Governance section of our website, https://investor.ProAssurance.com.
We recognize the growing emphasis being placed on disclosure regarding Environmental, Social and Governance issues.
In addition to our robust disclosure of governance-related charters, our Code of Ethics & Conduct, and our Corporate Governance Principles, our Environmental, Social, and Governance disclosures are available in the Governance section of our website, https://investor.ProAssurance.com.
Printed copies of our committee charters, Corporate Governance Principles, Code of Ethics and Conduct, and our Environmental and Social disclosures may be obtained by contacting Jeff Lisenby, Secretary, ProAssurance Corporation, either by mail at P.O. Box 590009, Birmingham, Alabama 35259-0009, by telephone at (205) 877-4400 or (800) 282-6242 or by e-mail at Investorrelations@ProAssurance.com.

SOLICITATION BY BOARD OF DIRECTORS
Our Board of Directors is soliciting your proxy to vote at the 2025 annual meeting. In addition to the solicitation of proxies by mail and the internet, solicitation may be made by certain of our directors, officers or employees telephonically, electronically or by other means of communication. We have not retained a proxy solicitor to assist in the solicitation of proxies, but if we decide to do so we will pay for the fees and other expenses of the solicitor.

PROPOSAL 1 — ELECTION OF DIRECTORS
The term for our Class III directors will expire at the 2025 annual meeting. The Board of Directors has nominated Samuel A. Di Piazza, Jr., C.P.A., Maye Head Frei, and Scott C. Syphax for election to the Board of Directors at the 2025 annual meeting as Class III directors, to serve a term of three years expiring at the annual meeting in 2028 and until their successors are duly elected and qualified.
Our Board currently consists of 10 directors. Our Certificate of Incorporation provides that our Board of Directors is comprised of at least three and not more than twenty-four directors, as determined by the Board of Directors. The Certificate of Incorporation requires that our directors be divided into three classes as nearly equal as possible and that the directors serve staggered terms of three years. The remaining directors may fill any vacancies on the Board of Directors resulting from the death, resignation or removal of a director or from any increase in the number of directors.
Kedrick D. Adkins, C.P.A., a member of the Company’s current Class III of directors, has served on the board since 2018 and is not standing for re-election at the 2025 annual meeting because he has reached the maximum age described in our By-Laws and Corporate Governance Principles, available in the Governance section of our website, https://investor.ProAssurance.com. The Board of Directors and management thank Mr. Adkins for his service. In addition, the Board intends to reduce the size of the Board from the current ten directors to nine and equalize the sizes of the classes by reclassifying Mr. Di Piazza as a Class III director.
Each of the directors standing for election as a Class III directors — Samuel A. Di Piazza, Jr., C.P.A., Maye Head Frei, and Scott C. Syphax — is presently a member of our Board and has served at least four years. Mr. Di Piazza has served on the Company's Board since 2014, Ms. Frei since 2019, and Mr. Syphax since 2021.

Samuel A. Di Piazza, Jr., C.P.A. (Age 74) has served as a director of ProAssurance since January 2014 and the Board elected Mr. Di Piazza to the Vice Chairman position in 2022. Mr. Di Piazza is the former Chairman of the Board of Trustees of Mayo Clinic, having served on the Board from 2010 to 2022. Mr. Di Piazza served as Vice Chairman of the Institutional Clients Group of Citibank from 2011 until his retirement from Citibank in February 2014. Prior to his service with Citibank, Mr. Di Piazza was a partner with PricewaterhouseCoopers LLP (and its predecessor, Coopers & Lybrand) for thirty-six years and served as its Global CEO from 2001 until 2009. Mr. Di Piazza currently serves as Chairman of Warner Bros. Discovery Inc. (NASDAQ:WBD).

Maye Head Frei (Age 54) was first elected to the Board of Directors in 2019. She is the former Chairman of Ram Tool Construction Supply Company, which until its sale in December 2021 was one of the largest women-owned and privately-owned businesses in Alabama. Serving in various roles from 1997–2021, she guided the company from less than $30 million to nearly $1 billion in annual sales. She continues to oversee real estate assets and develop commercial property throughout the Southeast and Texas. Ms. Frei holds a B.A. in History from Yale University and also attended the Sorbonne in Paris, France. She serves as Chairman Emeritus for the Birmingham Museum of Art, President of the Board of Trustees for the Highlands School, and Treasurer for the Women’s Foundation of Alabama. She is a board member of the Hugh Kaul Foundation, a philanthropic institution that has invested nearly $80 million in the Greater Birmingham region, and of the Alabama Trails Foundation.

Scott C. Syphax (Age 61) was elected to the Board of Directors in May 2021 and previously served as a member of NORCAL’s board, Chair of the Transactions Committee, and as a member of the Executive and Investment Committees. Mr. Syphax holds a Bachelor of Science degree from California State University, Sacramento. Mr. Syphax previously served as the Chairman and CEO of The Nehemiah Companies, a Sacramento-based social enterprise and real estate development firm where he managed the Nehemiah Community Reinvestment Fund, which facilitated development in underserved communities across the United States and provided down payment assistance funding for families seeking to acquire homes. He is the President and Chief Executive Officer of Syphax Strategic Solutions, a Sacramento-based management consulting company focusing on the healthcare, real estate, and financial services industries. Mr. Syphax also serves as Chairman of the Nehemiah Community Foundation, sponsor of the Nehemiah Emerging Leaders Program which Mr. Syphax founded in 2009, and as a Director for the respective Boards of the Federal Home Loan Bank of San Francisco and the Sacramento Regional Community Foundation.

The persons named in our Board’s proxy card have advised us that, unless a contrary direction is indicated on your proxy card, they intend to vote the shares appointing them as proxies in favor of the named nominees. If the nominees should be unable to serve, and the Board of Directors knows of no reason to anticipate that this will occur, the persons named in the proxy card will vote for such other person or persons as may be recommended by our Nominating/Corporate Governance Committee and designated by the Board of Directors, or the Board of Directors may decide not to elect an additional person as a director. The persons named in the proxy card will have no authority to vote for the election of any person other than the nominees or their substitutes in the election of directors.
All of the nominees have been approved, recommended, and nominated for election to the Board of Directors by our Nominating/Corporate Governance Committee and by our Board of Directors in accordance with our Corporate Governance Principles. In addition, all nominees have tendered their irrevocable conditional resignations in accordance with our By-Laws and Corporate Governance Principles, as further discussed below.
Our By-Laws require majority voting for the election of directors in uncontested elections (elections where the number of nominees is not greater than the number of directors to be elected). Directors in uncontested elections must receive a greater number of votes “for” their election than votes “withheld” from such election. Our By-Laws provide that directors in contested elections are elected under a plurality vote standard in which nominees receiving the most votes are elected, regardless of how many shares are voted against the nominee. A contested election is one in which there are more nominees than directors to be elected. The election of directors pursuant to this Proposal 1 is an uncontested election.
With respect to the election of directors, you may vote for all of the nominees or withhold authority to vote for any or all of the nominees. The New York Stock Exchange (“NYSE”) prohibits brokers from voting uninstructed shares in a proposal relating to, among other corporate governance items, the election of directors. As a result, if you hold your shares in “street name” with your broker and you do not specifically instruct your broker how to vote on the election of the directors, your broker will not vote for you on Proposal 1 (Election of Directors) or Proposal 3 (Advisory Vote on Executive Compensation). The vote required for Proposal 1 (election of directors) is a majority of the votes present in person or by proxy at the meeting and entitled to vote on the proposal, with “majority” meaning that the number of shares voted “for” a director’s election exceeds the number of shares voted “against” such director’s election. The vote required for Proposal 3 (Advisory Vote on Executive Compensation) is a majority of the votes present in person or by proxy at the meeting and entitled to vote on the proposal, with “majority” meaning that the number of shares voted “for” approval of the proposed executive compensation exceeds the number of shares voted “against” such executive compensation. The Board of Directors will consider the stockholders' vote on an advisory basis.
Abstentions and broker non-votes will have no effect on the outcome of the voting on these proposals. If you fail to provide your specific voting instructions, your broker may only vote your shares on the ratification of the appointment of the Corporation’s independent registered public accounting firm.
Under the laws of Delaware, ProAssurance’s state of incorporation, if an incumbent director is not elected, that director continues to serve as a “holdover director” until the director’s successor is duly elected and qualified, even if there are more votes “withheld” than cast “for” the director. As a result, the Board of Directors has adopted a policy that requires each nominee for election as a director to tender, as a condition to the Board of Directors’ nomination of that director, a written irrevocable resignation as a director to be effective after the annual meeting at which such person is nominated for election to the Board of Directors if the following conditions are satisfied: (1) such person is nominated as a director in an uncontested election; (2) such person receives a greater number of “withheld” votes from his or her election than votes “for” such election; and (3) such resignation is accepted by the Board of Directors. If any nominee in an uncontested election does not receive the required vote for election, the Board of Directors will decide whether to accept or reject the resignation previously tendered by such nominee. The Board of Directors may consider all factors it deems relevant in deciding whether to reject a tendered resignation, including, but not limited to, the following: (i) any stated reasons why stockholders withheld votes from such nominee, (ii) any alternatives for curing the underlying cause of the withheld votes, (iii) if the nominee is a current director, the director’s tenure, (iv) the nominee’s qualifications, (v) the nominee’s past and expected future contributions to ProAssurance, and (vi) the overall composition of the Board of Directors, including whether accepting the resignation would cause ProAssurance to fail to meet any applicable SEC or NYSE requirements.
The Board of Directors is required to act on the resignation within 10 days following certification of the stockholder vote indicating that such person received a greater number of “withheld” votes in the uncontested election. A director who is elected in an uncontested election but who received a greater number of “withheld” votes will serve as a director until the Board accepts such director’s resignation.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
THE NOMINEES NOMINATED FOR ELECTION AS DIRECTORS BY THE BOARD OF DIRECTORS.

Board of Directors
Our Certificate of Incorporation provides that our Board of Directors is comprised of at least three and not more than twenty-four directors, as determined by the Board of Directors. The Certificate of Incorporation requires that our directors be divided into three classes as nearly equal as possible and that the directors serve staggered terms of three years. The remaining directors may fill any vacancies on the Board of Directors resulting from the death, resignation or removal of a director or from any increase in the number of directors. A director elected by the directors to fill a vacancy on the Board of Directors holds office until the next election of the class of directors for which such director has been chosen. The Board of Directors is currently comprised of twelve directors.
The Board of Directors has nominated Samuel A. Di Piazza, Jr., C.P.A., Maye Head Frei, and Scott C. Syphax for election to the Board of Directors at the 2025 annual meeting as Class III directors as set forth above under the caption “Proposal 1 — Election of Directors.” Information regarding the nominees is set forth above and information regarding the directors continuing in office is set forth below, all of which was confirmed by them for inclusion in this proxy statement. Information regarding stock ownership by the nominees and continuing directors is set forth in the table under the caption “Beneficial Ownership of Our Common Stock” included elsewhere in this proxy statement.
Class I Directors Continuing in Office — Term Expiring in 2026

Fabiola Cobarrubias, M.D. (Age 58) was elected to the Board of Directors in May 2021 and previously served as Vice Chair of NORCAL’s Board, Chair of the Governance Committee, and a member of the Audit and Investment Committees. Dr. Cobarrubias also served on the Board of Preferred Physicians Medical RRG, a NORCAL affiliate that provides specialty medical professional liability insurance for Anesthesia. Dr. Cobarrubias holds an M.B.A. from Haas School of Business at the University of California, Berkeley, an M.D. from the University of California, San Francisco, and a Bachelor of Science degree from Brown University. Dr. Cobarrubias has served as a hospitalist at the California Pacific Medical Center for over 25 years, where she held the position of Medical Director – Hospitals Service from 2004 to 2011. She is also a founder, CEO, and current board Member of Pacific Inpatient Medical Group, where she is responsible for high-level management and administration of all aspects of the physician-owned hospitalist medical group consisting of more than 75 physicians across five different acute care hospitals throughout the San Francisco Bay Area.

Edward L. Rand, Jr. (Age 58) is the President and Chief Executive Officer of ProAssurance Corporation and was first elected to the Board of Directors in 2019. He formerly served as Chief Operating Officer, Chief Financial Officer, Executive Vice President, and Senior Vice President of Finance since joining ProAssurance in November of 2004. Prior to joining ProAssurance, Mr. Rand was Chief Accounting Officer and Head of Corporate Finance for PartnerRe Ltd. from 2000 to 2004. He also served as the Chief Financial Officer of Atlantic American Corporation from 1996 to 2000 and Controller of United Capitol Insurance Company from 1992 to 1996. Prior to that time, Mr. Rand was employed by Coopers & Lybrand (now PriceWaterhouseCoopers) for four years. Mr. Rand is a graduate of Davidson College, where he received a B.A. in Economics.

Katisha T. Vance, M.D. (Age 50) has served as a director of ProAssurance since May 2017. Dr. Vance is a board-certified oncologist / hematologist practicing at Birmingham Hematology and Oncology (d/b/a Alabama Oncology) in Birmingham, Alabama. She has previously served as the President of the Jefferson County Medical Society. Dr. Vance received her M.D. degree from the University of Alabama School of Medicine in Birmingham, Alabama, trained in internal medicine at Baptist Health System in Birmingham, Alabama, and completed a fellowship in medical oncology and hematology at the University of Alabama at Birmingham.

Class II Directors Continuing in Office — Term Expiring in 2027

Bruce D. Angiolillo, J.D. (Age 72) has served as a director of ProAssurance since May 2016 and was elected Chairman of the Board in May 2022. He is a retired partner of Simpson Thacher & Bartlett LLP, New York, New York. Mr. Angiolillo joined Simpson Thacher in 1980 and developed a practice in the areas of securities and other complex commercial litigation from which he retired on December 31, 2014. Following his retirement from Simpson Thacher, Mr. Angiolillo was employed from January 1, 2015 until June 30, 2015, as general counsel for TK Holdings, Inc., a subsidiary of Takata Corporation, which was a global automotive parts manufacturer and supplier.

Richard J. Bielen, C.P.A. (Age 64) Mr. Bielen is the President and Chief Executive Officer of Protective Life Corporation. He formerly served as Vice Chairman, Chief Operating Officer, Chief Financial Officer, Chief Investment Officer and Treasurer at Protective Life Corporation. Prior to joining Protective Life Corporation, Mr. Bielen was Senior Vice President for Oppenheimer & Co. from 1986 to 1991. Mr. Bielen holds both a Master of Business Administration and a Bachelor of Science degree from New York University. Mr. Bielen currently serves as a director of The United Way of Central Alabama and Children's of Alabama.

Staci M. Pierce, J.D. (Age 49) is the Chief Executive Officer at Action Resources, a transportation and environmental services company headquartered in Birmingham, Alabama. She formerly served as General Counsel, Corporate Secretary, Executive Vice President of Corporate Development, and Executive Vice President of Corporate Acquisition and Development since joining Action in 2015. Previously, Ms. Pierce served as an attorney at the law firm of Baker Donelson in Birmingham, Alabama. Ms. Pierce earned a B.S. in Computer Science and Math from Birmingham-Southern College, an M.B.A. from the University of Alabama, and a J.D. from Cumberland School of Law.

Independent Directors
As required by the New York Stock Exchange Corporate Governance Listing Standards (“NYSE Rules”), a majority of the directors on our Board of Directors are required to be “independent” directors. Our Board of Directors has determined that the following directors are “independent” directors:

Kedrick D. Adkins Jr., C.P.A.	Maye Head Frei
Bruce D. Angiolillo, J.D.	Staci M. Pierce, J.D.
Richard J. Bielen, C.P.A.	Scott C. Syphax
Fabiola Cobarrubias, M.D.	Katisha T. Vance, M.D.
Samuel A. Di Piazza, Jr., C.P.A.
Our Board evaluates the independence of our directors by reviewing each related party relationship or transaction involving a director or nominee for a director using a subjective and principles-based approach. To find that a director or nominee is independent, the Board must affirmatively determine that he or she has no material relationship with the Company that will preclude his or her independence after using a three-step approach that: (1) identifies all relationships and transactions between the director or nominee and the Company; (2) analyzes those relationships under certain criteria, including the NYSE Rules, the recommendations for corporate governance (“Governance Guidelines”) published by Institutional Shareholder Services (“ISS”) and Glass Lewis & Co., LLC, and specific committee independence requirements under Internal Revenue Code Section 162(m) and SEC Rule 16b-3; and (3) analyzes any remaining relationship to determine whether such relationship precludes a finding of independence in the Board’s business judgment. The Board considered the following relationships in its evaluation of the independence of our non-management directors.

The NYSE Rules provide that a director cannot be independent if he or she is a current employee, or a member of his or her immediate family is a current executive officer of another company that has made payments to, or received payments from, ProAssurance during the past three (3) years in an amount that exceeds the greater of $1 million, or two percent (2%) of the other company’s consolidated gross revenues during each fiscal year ended in such period.
Two of our directors have purchased medical professional liability insurance from the Company either directly or indirectly through their respective practice entities during the last three years (Dr. Cobarrubias and Dr. Vance).
•Dr. Cobarrubias is the Chief Executive Officer of Pacific Inpatient Medical Group, which purchased medical professional liability insurance from an insurance subsidiary of ProAssurance for the following amounts: 2022-2023 — $225,784; 2023-2024 — $285,601; and 2024-2025 — $320,093.
•Dr. Vance purchased personal medical professional liability insurance from an insurance subsidiary of ProAssurance in each of the last three years as follows: 2022 — $9,757; 2023 — $18,584; and 2024 — $11,401. Dr. Vance is also a partner of Alabama Oncology, which purchased medical professional liability insurance from one of ProAssurance’s insurance subsidiaries for the following amounts: 2022-2023 — $345,574; 2023-2024 — $368,860; and 2024-2025 — $443,133.
All insurance policies were obtained in the ordinary course of business at rates that are consistent with our filed rates and customary underwriting practices. The premiums paid with respect to the individual physicians or the practice entities do not exceed the applicable $1 million standard of materiality set forth in the NYSE Rules and Governance Guidelines.
Our Board has consistently found that it is customary and appropriate for our physician directors to obtain their professional liability insurance from our insurance subsidiaries, and that the purchase of insurance from our subsidiaries will not impair the independence of a director so long as the premiums paid are less than the $1 million limitation in the NYSE Rules. In addition, the Board determined that the purchase of insurance did not create any material interest in the transaction such that it would have an effect on the independence of a director. For this reason, the Board also determined that the purchase of insurance should not be considered a “material relationship” based on our understanding of the Governance Guidelines, since it does not influence these directors’ objectivity in a manner that would impair their ability to satisfy fiduciary standards.
The Board of Directors determined that the purchase of medical professional liability insurance by our directors and their respective practices did not impair the independence of Dr. Cobarrubias and Dr. Vance.
Relationships Considered for Independence of Committee Members
The Board of Directors evaluated the independence of the members on both the Audit Committee and Compensation Committee. Mr. Adkins, Mr. Bielen, and Dr. Cobarrubias serve on the Audit Committee. Mr. Adkins’ and Mr. Bielen’s only relationship with the Company is their service on the Board and the Audit Committee. In reviewing Dr. Cobarrubias’ qualifications to serve on the Audit Committee, the Board evaluated the above-described relationship as required by the NYSE and SEC Rules. The Board determined that the existence of this relationship did not preclude Dr. Cobarrubias from service on the Audit Committee under the NYSE and SEC requirements for audit committee members. As a result, the Board determined that each of these directors was permitted to serve on the Audit Committee under the requirements of the SEC and NYSE rules, as well as under the Governance Guidelines.
Mr. Di Piazza, Ms. Frei, and Ms. Pierce serve on the Compensation Committee. The only relationship each of them has with the Company is their service on the Board and as members of the Compensation Committee. As a result, the Board determined that Mr. Di Piazza, Ms. Frei, and Ms. Pierce were eligible to serve on the Compensation Committee under the requirements of the SEC rules.
Qualification of Directors
The Nominating/Corporate Governance Committee and Board of Directors are responsible for determining the appropriate composition of our Board and for the selection of individual candidates. Our Corporate Governance Principles do not establish any specific minimum qualifications or skills that an individual candidate must possess. Rather, the Corporate Governance Principles direct our Nominating/Corporate Governance Committee to take into account all factors it considers appropriate, including a candidate’s reputation for ethical business dealings, knowledge, skill, experience, expertise, and the extent to which the candidate would fill a present need and diversify the viewpoints, background, experience, and other demographics of the Board.
We have recruited directors whom we believe bring to our Board of Directors a diverse set of qualifications related to our business and the products and services we offer. More specifically:
•Our primary product has historically been professional liability insurance for healthcare providers. We believe that it is important to have on our Board healthcare professionals who are, or have been, consumers of our insurance products and who understand the business and professional needs of our customers.

•We believe that it is important to have on our Board persons with business experience, including experience in the governance of publicly traded companies.
•We believe that it is important that our Board reflect the Core Values that guide us in fulfilling our Mission, “We Protect Others.” Those values are integrity, leadership, relationships, and enthusiasm.
The following discussion addresses the experience, qualifications, attributes, and skills that have led us to conclude that our director nominees and our current directors should serve on our Board.
Healthcare Providers/Healthcare Experience:
Presently, two physicians are independent directors on our Board:
•Dr. Cobarrubias serves as a hospitalist for California Pacific Medical Center and is the Chief Executive Officer of Pacific Inpatient Medical Group.
•Dr. Vance is a board-certified oncologist and hematologist practicing at Birmingham Hematology and Oncology (d/b/a Alabama Oncology) in Birmingham, Alabama. She has served as the President of the Jefferson County Medical Society.
These independent physician-directors reflect our commitment to local market presence and to our physician heritage.
In addition, two members of our board have worked predominantly at healthcare providers over their careers:
•Mr. Adkins served as the Chief Financial Officer of the Mayo Clinic from 2014 to 2017 and currently serves on the boards of two hospital systems, an investment firm specializing in healthcare technology, and a medical technology startup. He also served as the President of Integrated Services at Trinity Health Corporation for seven years. Mr. Adkins brings to the Board of Directors a wealth of knowledge related to the financial side of medicine and medical technology.
•Mr. Di Piazza served on the Board of Trustees of Mayo Clinic from 2010 to 2022 and was its Chairman from February 2014 to February 2021. Mayo Clinic is a nonprofit worldwide leader in medical care, research, and education. The Board of Trustees is the governing body of Mayo Clinic and has overall responsibility for the charitable, clinical practice, scientific, and educational mission and purposes of Mayo Clinic.
Business and Leadership Experience:
Mr. Rand served as Chief Financial Officer of ProAssurance from 2004 to 2018 and President and Chief Operating Officer from 2018 until his appointment as Chief Executive Officer in July 2019. He was elected to the Board after his appointment as President. Mr. Rand also brings his considerable financial and business knowledge to the Board of Directors. Other members of the board with substantial business and leadership experience include:
•Mr. Adkins, in addition to serving in executive and financial roles in the healthcare community, had a 30-year tenure at Accenture, a global management consulting and professional services firm. He brings his knowledge and expertise to the financial and investment aspects of ProAssurance.
•Mr. Bielen brings more than 35 years of experience in various executive roles in the financial services industry.
•Mr. Di Piazza served in numerous leadership positions during his career with PricewaterhouseCoopers, LLP including serving as the firm’s Global Chief Executive Officer and a member of its Global Leadership Team, serving as Chairman and Senior Partner at PricewaterhouseCoopers, and serving as the leader of local offices in Chicago, New York City, and Birmingham. Following his tenure at PricewaterhouseCoopers, Mr. Di Piazza served as a leader of the Citi International Client Group at Citigroup, where he was Vice Chairman at the time of his retirement in February 2014. The Citi International Client Group provides corporate, institutional, public sector, and high net worth international clients with a full range of wholesale banking products and services.
•Ms. Frei brings to the Board of Directors a wealth of business knowledge that benefits ProAssurance. Until its sale in December 2021, Ms. Frei served as the Chairman of Ram Tool & Supply Company, a multi-state construction supply distributor.
•Ms. Pierce brings more than nine years of experience in executive and leadership roles in the transportation and environmental services industries, in addition to five years of experience as a practicing attorney.
•Mr. Syphax currently serves as the President of Syphax Strategies Solutions, a management consulting company focusing on healthcare, real estate, and financial services industries. Prior to that, he served as the Chairman and Chief Executive Officer of The Nehemiah Companies, a real estate development firm. Moreover, Mr. Syphax serves as a Director of the Federal Home Loan Bank of San Francisco.

Additional Qualifications:
In selecting individual candidates, ProAssurance also has considered other relevant experience including:
•Public Company Experience: Apart from ProAssurance and its predecessor companies, Mr. Adkins, Mr. Bielen, and Mr. Di Piazza have all served, or currently serve, as members of the Board of Directors of one or more publicly traded companies, and each has gained valuable experience through leadership of, and service on, various standing committees of each Board on which they have served.
•Practice of Law: A background in law is of significant value in understanding the legal issues impacting ProAssurance as a publicly traded company and as a holding company for regulated insurance companies. Mr. Angiolillo has experience in the private practice of law prior to entering his business career. Mr. Angiolillo was a partner at Simpson, Thacher & Bartlett LLP in New York for approximately 30 years until his retirement in 2014, where his practice involved securities and other complex commercial litigation. Further, Ms. Pierce brings five years of legal experience in the practice of law in a private law firm setting.
•Qualification to Serve on the Audit Committee: Members of the audit committee of a publicly traded company are required to be independent and to possess specific financial qualifications. SEC and NYSE rules require that members of an audit committee be “financially literate,” and that one member be an “audit committee financial expert.” In selecting directors, we consider the candidate’s ability to serve on the Audit Committee. All members of our Audit Committee have been found to be independent by our Board of Directors under the NYSE Rules and SEC requirements. Mr. Adkins, Mr. Bielen, and Dr. Cobarrubias meet the financial literacy requirements because of their training, employment, and general financial expertise. Mr. Adkins has been designated as our audit committee financial expert based upon his expertise and his experience in accounting and experience from his leadership positions at the Mayo Clinic and elsewhere.

Diversity and Board Refreshment
Our Board of Directors is committed to diversity in business experience, geographic representation, age, race, and gender on the Board and within the Company to align with the diverse makeup of the markets we serve. As vacancies arise on our Board, we consider diversity as one of many factors in the selection of new director nominees. The composition of our Board demonstrates this commitment, as four of our nine independent directors are women, four are African-American, one is Latina, and one is Lebanese born. Further, we are mindful of the need for periodic refreshment of the Board to assure the proper balance between the beneficial knowledge and specific business insights of tenured directors and the new ideas and fresh skills of new nominees. Following the 2025 annual meeting, none of our independent directors will have served on our Board more than eleven years.

Independent Board Members
Tenure*	Gender*	Race/Ethnicity	Age*
11	Male	White	74
9	Male	White	72
8	Female	African American	50
7	Male	African American	72
6	Female	White	54
4	Male	African American	61
4	Female	Latina	58
1	Male	White	64
1	Female	African American	49
Median Tenure	Gender Ratio	Diversity	Average Age
6 years	5 Male 4 Female	4 White 4 African American 1 Latina	61.6 (Median: 61)
*As of April 11, 2025

Board Leadership
On May 24, 2022, our Board of Directors elected Mr. Angiolillo to serve as Chairman of the Board. Our Corporate Governance Principles require our non-management directors to hold executive sessions at which neither management nor the Chief Executive Officer is present. The Corporate Governance Principles further provide that the executive sessions of non-management directors are to be held on a regularly scheduled basis, not less frequently than two times each year, and that at least one of the executive sessions will be attended by independent directors only. As independent Chairman, Mr. Angiolillo presides at executive sessions, and the Board has not selected a Lead Independent Director since May 2022. During 2024, our independent directors held an executive session in conjunction with each quarterly Board meeting.
Our Board does not believe there is inherent superiority in separating the roles of CEO and Chairman or in combining them. There are merits and advantages to either approach, and our Board has operated effectively with a single individual serving in both roles from 2008 to 2019 (and prior to July 2007) as well as when the roles have been separated, as they were from 2007 to 2008 and from 2019 to the present. The Board elected Mr. Angiolillo to the Chairman position in 2022 because the Board believes that his skills and experience are well suited for him to serve the Company in that role and that his service as Chairman best serves the Company’s interests at this time.
Our By-Laws provide that that Board “shall elect a Chairman of the Board at the first meeting of the Board of Directors after the annual meeting of the stockholders. The Chairman of the Board must be a director but need not be an independent director.” Thus, to the extent that the CEO is also a director, the Board may elect the CEO to serve as Chairman if the Board, in the exercise of its judgment and discretion, concludes such an arrangement best serves the Company’s interests. Our By-Laws do not provide for prior notice to or solicitation of input from stockholders when electing a Chairman.
Our By-Laws do not address the authority of any individual director to represent the board in communications with shareholders and stakeholders. Our Board may from time to time specifically designate one of more directors to communicate on its behalf when such communications are necessary, appropriate, or desirable.
Risk Oversight
As an insurance holding company, we conduct our business principally through insurance subsidiaries that are subject to insurance laws and regulations in their respective domiciliary states and in the states in which they do business. State insurance regulatory regimes protect policyholders by vesting in the insurance regulator administrative and supervisory authority to address risks relating to the solvency of insurers and their ability to pay claims as well as to the marketing of insurance products and rates charged for such products. The insurance regulations identify key business risks associated with the insurance business and provide guidance as to the management of these risks. In addition, many states have adopted laws recommended by the NAIC that require the assessment and reporting of risks associated with current and future business plans for insurers and their holding companies.
We continuously work to identify and evaluate these and additional risks through our ongoing enterprise risk management (“ERM”) processes. Our Chief Executive Officer is responsible for risk oversight at the enterprise level. Our ERM process broadly addresses the risks inherent in our operating segments as well as the risks associated with the operations of our holding company, including short-, intermediate-, and long-term risks. The risk management process is managed by corporate executives in each line of business who are responsible for our key risk areas, including but not limited to adequacy of reserves; defense of claims and the litigation process; quality of investments supporting our reserves and capital; compliance with regulatory and financial reporting requirements; concentration in our insurance lines of business; and information privacy and data security. Our Chief Executive Officer and members of executive management are responsible for identifying material risks associated with these and other risk areas and for establishing and monitoring risk management solutions that address levels of risk appetite and risk tolerance that are recommended by management as necessary and reviewed by the Board no less often than annually. Our internal audit department is responsible for reviewing and testing these risk management solutions. All employees are required to undergo training on data security, cyber risk, fraud prevention, and/or privacy-related risks and procedures at least yearly.
The Board of Directors is responsible for ensuring that our ERM process is in place and functioning, and the Audit Committee has the primary oversight responsibility for risks relating to financial reporting and compliance. From time to time the Board receives input from external advisors or experts regarding emerging or increasing risk trends that are relevant to the Company and its business.

Environment and Social Responsibility
ProAssurance’s Mission states that “We Protect Others.” We strive to accomplish that mission by adhering to a set of Core Values: unbending Integrity, Leadership that works, superior Relationships, and infectious Enthusiasm. As we apply these values to achieve our mission in business, we also apply them to our stewardship of the greater society and the environment. We are committed to policies and practices that demonstrate our concern for the impact our operations will have today and into the future on society and the environment. We are attentive to the environmental and societal effects of the materials we use in our daily operations, the systems we use to efficiently serve our customers, and our facilities management. Our Board engages in active oversight of such effects and impacts and has implemented, and continues to implement, policies and procedures to address the societal and environmental effects of our operations and business activities.
In connection with our ERM procedures, executive management has considered the materiality of environmental and climate change risks on our operations, and the effect of our operations on the environment. Through this process, we have concluded that climate change and other potential environmental risks do not pose any material risk to our operations or financial results. Moreover, we have concluded that our business operations do not materially contribute to climate change or present any other material risk to the environment. The factors we considered in reaching these conclusions include but are not limited to:
•We do not insure property that could be impacted by storms, fires, or rising sea levels.
•Climate change does not directly impact the professional liability of the medical professionals that we insure.
•Climate change does not directly impact the products liability risk of life sciences manufacturers that we insure.
•Climate change does not directly impact the likelihood of workplace injuries for employers that we insure.
•We do not own or operate any plant or facility with significant or unusual carbon emissions.
•We do not own or operate a fleet of motor vehicles.
As of December 31, 2024, the majority of our team members are either fully-remote or working in a flexible work arrangement that supports healthy work-life balance and reduces carbon emissions associated with commuting to work while capitalizing on opportunities to bring team members together to foster relationships, fuel innovation, and facilitate engagement.
The Board of Directors regularly engage with senior management, including human resources, on a broad range of human capital management matters. The Company seeks to build an environment where all our employees can succeed while continuing to uphold our ethical standards. We aim to support the communities in which we do business, as well as educational and charitable organizations within the industry. For instance, all of our team members receive two paid days off that may be used for charitable or volunteer work. In 2024, our team members contributed 3,316 hours (442 work days) in support of charitable organizations in the communities where we operate. Moreover, we pride ourselves on offering a competitive compensation package to all our employees.
For more information regarding our corporate social responsibility activities, please visit the Governance section of our website, https://investor.ProAssurance.com.
Meetings and Committees of the Board of Directors
Our Board of Directors held four meetings during 2024. Our By-Laws establish four standing committees of the Board of Directors: the Nominating/Corporate Governance Committee; the Compensation Committee; the Audit Committee; and the Executive Committee, each of which is described below. Each of our incumbent directors attended all of the meetings of the Board of Directors and at least 75% of all of the meetings of the committees of the board on which he or she served during 2024 (in each case, which were held during the period for which he or she was a director).
Neither our Board of Directors nor our Nominating/Corporate Governance Committee has implemented a formal policy regarding director attendance at annual meetings of our stockholders. However, our Board of Directors typically holds its annual meeting directly following the annual stockholders’ meeting, and it is customary for our directors to attend the annual stockholders’ meeting. All of our directors attended the annual meeting of our stockholders held on May 22, 2024.

Nominating/Corporate Governance Committee
Our Nominating/Corporate Governance Committee currently consists of four independent directors and operates pursuant to a written charter, which is available in the Governance section of our website, https://investor.ProAssurance.com. The primary purposes of the Nominating/Corporate Governance Committee are to:
•identify individuals qualified to become directors and recommend to the Board of Directors for its consideration the candidates for all directorships to be filled by the Board of Directors or to be elected by the stockholders;
•advise the Board of Directors with respect to the board composition, procedures, and committees;
•develop and recommend to the Board of Directors a set of corporate governance principles applicable to ProAssurance;
•oversee the evaluation of the Board of Directors and the evaluation of ProAssurance’s management;
•oversee ProAssurance’s efforts to address environmental, social, and governance issues of importance to stakeholders and the business of the Company; and
•otherwise take a leadership role in shaping the corporate governance of ProAssurance.
In addition, the Nominating/Corporate Governance Committee is responsible for reviewing related party transactions in accordance with our Procedures for Evaluation of Reportable Related Party Transactions described under the caption “Transactions with Related Persons” on page 49 in this proxy statement.
The Nominating/Corporate Governance Committee is empowered to engage a third party search firm to assist in identifying and evaluating director candidates. The committee did not hire a search firm during 2024, and, therefore, paid no fees to any such company.
Under our Corporate Governance Principles, the Nominating/Corporate Governance Committee will consider a nominee proposed by a stockholder for a vacancy on our board when such nomination has been submitted in accordance with the provisions contained in our By-Laws, which are described under the caption “Proposals of Stockholders” in this proxy statement. A vacancy does not exist where:
•the Board of Directors desires to re-nominate an incumbent director for an additional term and the director consents to stand for re-election and to serve on our Board of Directors if elected; or
•the Nominating/Corporate Governance Committee has recommended to our Board of Directors a candidate to fill a vacancy and, prior to the receipt of a properly submitted stockholder nomination, such nominee has agreed to stand for election and serve on our Board if elected.
Our Board of Directors may elect not to fill a vacancy arising on the Board. The Board of Directors may elect not to recommend a director candidate nominated by a stockholder even if such director candidate is the only candidate submitted to the Nominating/Corporate Governance Committee to fill a vacancy.
The Nominating/Corporate Governance Committee is responsible for determining the appropriate composition of our Board and for the selection of individual candidates consistent with such determination. Our Corporate Governance Principles do not establish any specific requirements of minimum qualifications or skills that an individual candidate must possess other than the maximum age requirements described in the Corporate Governance Principles. Rather, the Corporate Governance Principles direct our Nominating/Corporate Governance Committee to take into account all factors it considers appropriate, including a candidate’s reputation for ethical business dealings, knowledge, skill, experience, expertise, and the extent to which the candidate would fill a present need and diversify the viewpoints, background, experience, and other demographics of the Board.
Subject to the qualifications described above, our Nominating/Corporate Governance Committee will consider a director candidate nominated by a stockholder to fill a vacancy in the same manner as candidates brought before the Nominating/Corporate Governance Committee from other sources. Generally, the Nominating/Corporate Governance Committee initially evaluates a prospective nominee on the basis of his or her résumé and other background information that has been made available to the Nominating/Corporate Governance Committee. A member of the Nominating/Corporate Governance Committee will contact for further review those candidates who the committee believes are qualified, who may fulfill a specific board need and who the committee believes would otherwise best make a contribution to the Board. If, after further discussions with the candidate and other further review and consideration as necessary, the Nominating/Corporate Governance Committee believes that it has identified a qualified candidate, it will make a recommendation to the Board.

The charter of the Nominating/Corporate Governance Committee provides for at least three members, each of whom must be an independent director. The current members of our Nominating/Corporate Governance Committee are Katisha T. Vance, M.D. (Chair), Fabiola Cobarrubias, M.D., and Scott C. Syphax. Our Board of Directors has found that each member of our Nominating/Corporate Governance Committee is “independent” within the meaning of the NYSE Rules.
During 2024, our Nominating/Corporate Governance Committee met three times.
Compensation Committee
Our Compensation Committee currently consists of three independent directors and operates pursuant to a written charter, which is available in the Governance section of our website, https://investor.ProAssurance.com.
The primary purposes of the Compensation Committee are to:
•represent and assist the Board of Directors in discharging its oversight responsibility relating to human capital management, including determining the compensation arrangements for the Chief Executive Officer and reporting its determination to the Board of Directors for ratification by a majority of independent directors; and
•review and discuss with management the disclosure under the caption “Compensation Discussion and Analysis” and prepare the report of the Compensation Committee with respect to such disclosure, each of which is to be included in our annual proxy statement.
The Compensation Discussion and Analysis and the Report of the Compensation Committee begin on page 22 of this proxy statement.
The charter of the Compensation Committee charges the committee with the responsibility to determine and approve, subject to ratification by a majority of independent directors, the Chief Executive Officer’s compensation level based on the committee’s evaluation of the Chief Executive Officer’s performance in light of the relevant corporate goals and objectives as approved by the committee. The charter also charges the Compensation Committee with the responsibility to review the competitiveness of the executive compensation programs of ProAssurance; approve change of control agreements or severance plans for executive officers of ProAssurance; administer the policy for the recoupment of unearned incentive compensation based on financial statements required to be restated; and make recommendations for director compensation to our Board of Directors. The charter further provides that the Compensation Committee has the exclusive authority to retain outside compensation consultants and advisors as it deems appropriate to fulfill its responsibilities in accordance with the NYSE Rules and SEC Rule 10C-1. In selecting a compensation consultant, the Compensation Committee must consider the six independence factors set forth by the NYSE, as further discussed in “Executive Compensation — Compensation Discussion and Analysis” beginning on page 22 of this proxy statement.
Under current practice, the Compensation Committee retains an outside consultant from time to time to gather data from peer companies and uses that data as a point of reference when reviewing ProAssurance’s compensation practices. The Compensation Committee, with the assistance of ProAssurance’s management and the independent consultant, identifies the peer companies to be used in the compensation analysis. The peer companies historically have been publicly held property and casualty specialty insurance organizations that are comparable to ProAssurance in total assets, market capitalization, revenues, and operating margin.
After reviewing peer companies’ data, the compensation consultant provides a report to the committee that describes market practices with regard to executive compensation and identifies any gaps between the market and ProAssurance’s executive compensation practices. In addition, from time to time the Compensation Committee retains a compensation consultant to provide a review and analysis of particular aspects of ProAssurance’s compensation program, and the committee in making its recommendations also considers reports of these studies. The Compensation Committee customarily makes its compensation recommendations to our Board of Directors at its regularly scheduled meeting in the first quarter of each year.
ProAssurance’s senior management makes no recommendations with respect to compensation of the Chief Executive Officer. The Compensation Committee is exclusively responsible for making compensation recommendations for adoption by the Board of Directors as to changes in base salary for the Chief Executive Officer and the number and type of long-term incentive compensation awards to be granted to the Chief Executive Officer. The Compensation Committee also approves the annual incentive award guidelines for non-equity incentive compensation to be paid to the Chief Executive Officer. The committee’s charter requires that all decisions of the Compensation Committee with respect to the Chief Executive Officer’s compensation are subject to ratification by a majority of the independent directors.
In accordance with its charter, the Compensation Committee makes recommendations as to compensation of our directors. It has been the practice of the Compensation Committee to engage a compensation consultant to perform a review of the compensation of our Board of Directors bi-annually and to compare with peer companies the compensation of directors for their service on the Board of Directors and for their service on the various committees. The Compensation Committee considers the consultant’s report in making recommendations to the Board of Directors for changes in director compensation.

The Compensation Committee also administers equity and non-equity incentive plans with respect to awards granted under these plans, which plans currently include the 2014 Annual Incentive Compensation Plan and the 2024 Equity Incentive Plan.
During 2024, our Compensation Committee met four times. The charter of the Compensation Committee provides for at least three members, each of whom must be (1) an independent director within the meaning of NYSE Rules, including, but not limited to the independence factors mandated by SEC Rule 10C-1(b), (2) a “non-employee director” within the meaning of SEC Rule 16b-3, and (3) an “outside director” within the meaning of the regulations under Section 162(m) of the Internal Revenue Code. The current members of the Compensation Committee are Maye Head Frei (Chair), Samuel A. Di Piazza, Jr., C.P.A., and Staci M. Pierce, J.D. Our Board of Directors has determined that each member of the Compensation Committee is “independent” and meets the requirements of the Compensation Committee charter. No member of the Compensation Committee has any interlocking relationships required to be disclosed under federal securities laws.
This year’s report of the Compensation Committee is on page 33 of this proxy statement.
Audit Committee
Our Audit Committee currently consists of three independent directors and operates pursuant to a written charter that is available in the Governance section of our website, https://investor.ProAssurance.com. The primary purposes of our Audit Committee are to represent and assist the Board of Directors in discharging its oversight responsibility relating to:
•the accounting, reporting and financial practices of ProAssurance and its subsidiaries, including the integrity of our financial statements;
•the surveillance of our administration and financial controls and compliance with legal and regulatory requirements;
•the outside auditor’s qualifications and independence;
•ProAssurance’s policies on risk assessment and risk management with respect to financial reporting issues;
•cybersecurity systems, policies, and procedures; and
•the performance of our internal auditors.
The Audit Committee also prepares the Report of the Audit Committee, which begins on page 20 of this proxy statement as required by the SEC.
Our Audit Committee is responsible for carrying out all of the duties and responsibilities required for audit committees under the Exchange Act and the NYSE Rules. A description of the specific duties and responsibilities of our Audit Committee can be found in its charter. Our Audit Committee and Board of Directors have established a procedure which establishes a confidential means for communications of complaints or concerns with respect to accounting, internal controls and auditing matters to be submitted to the committee, which is described under the caption titled “Other Matters — Policies on Reporting of Concerns Regarding Accounting and Other Matters and Communicating with Directors” in this proxy statement.
The charter of the Audit Committee provides for at least three members, each of whom must be an independent director. The current members of the Audit Committee are Kedrick D. Akins Jr., C.P.A. (Chair), Richard J. Bielen, C.P.A., and Fabiola Cobarrubias, M.D. Our Nominating/Corporate Governance Committee and our Board of Directors have determined that each member of the Audit Committee is “independent” within the meaning of the rules of both the SEC and NYSE; that each member of the Audit Committee is financially literate as such qualification is defined under the rules of the NYSE; and that Mr. Adkins is an “audit committee financial expert” within the meaning of the rules of the SEC. Dr. Cobarrubias does not presently serve on the audit committee of another company. Mr. Adkins is currently on the audit committee of Bright Health Group, Inc.
During 2024, the Audit Committee met eight times.

Executive Committee
Our Executive Committee has the authority during intervals between the meetings of the Board of Directors to exercise all powers and authority of the Board of Directors in the management of our business and affairs, except that the Executive Committee may not:
•alter or repeal any resolution adopted by the Board of Directors that by its terms is not subject to amendment or repeal by the Executive Committee or any resolution relating to the establishment or membership of the Executive Committee;
•act with respect to matters required to be passed upon by the full Board of Directors, the independent directors, or by a committee comprised of independent directors; or
•act on any matter that has been delegated to the Audit Committee, the Nominating/Corporate Governance Committee or the Compensation Committee in their respective charters.
Our By-Laws provide that the Executive Committee has at least three members, including the Chairman of the Board. The members of the Executive Committee are Bruce D. Angiolillo (Chairman), Samuel A. Di Piazza, Jr., C.P.A. (Vice Chairman), and Edward L. Rand, Jr. The Executive Committee did not meet in 2024.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The Audit Committee has appointed Ernst & Young LLP as our auditors for the current fiscal year ending December 31, 2025. Although ratification of the stockholders is not required for appointment of independent auditors under Delaware law or our By-Laws, the Board of Directors believes it is appropriate to seek stockholder ratification of the appointment of Ernst & Young LLP as independent auditor.
Ernst & Young LLP served as the independent auditor of ProAssurance for the year ended December 31, 2024. In connection with the current appointment of the independent auditor, the Audit Committee reviewed with representatives of Ernst & Young LLP the most recent report of the Public Company Accounting Oversight Board (United States) (“PCAOB”) on the overall quality of the firm’s audit work.
Representatives of Ernst & Young LLP will be present at the 2025 annual meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Fees for 2024 and 2023
The table below sets forth the aggregate fees incurred by ProAssurance for audit, tax, and other services provided by Ernst & Young LLP to ProAssurance during each of the last two years.

	2024	2023
Audit fees	$3,742,116	$4,520,596
Tax fees	355,879	574,950
All other fees	—	—
Total	$4,097,995	$5,095,546

All fees paid to Ernst & Young LLP for 2024 that required the pre-approval of the Audit Committee were approved in accordance with our pre-approval policies and procedures described below.
Pre-Approval Policies and Procedures
The Audit Committee is responsible for the appointment, compensation, and oversight of the work of the independent auditor. As part of this responsibility, the audit committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor’s independence. The SEC has issued rules specifying the types of services that an independent auditor may not provide to its audit client and governing the audit committee’s administration of the engagement of the independent auditor. Our Audit Committee has adopted an Audit and Non-audit Service Pre-approval Policy, which sets forth the procedures and the conditions pursuant to which services proposed to be performed by our independent auditor may be pre-approved.
For pre-approval of non-audit services, our Audit Committee will consider whether services are consistent with the SEC’s rules on auditor independence. Our Audit Committee will also consider whether the independent auditor is able to provide effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the services will enhance our ability to manage or control risk or improve audit quality. Our Audit Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services. All such factors will be considered as a whole, and no one factor is necessarily determinative.
Our Audit Committee determines from time to time the eligible services that may be provided to ProAssurance by our independent auditors in accordance with the requirements and guidance of the SEC and the NYSE, or other exchanges or market systems on which our stock is traded. The Audit Committee also determines whether such services fit in the categories of Audit Services, Audit-related Services, Tax Services, and other Permitted Non-audit Services as described below and as the description of such services may be modified under subsequent guidance and interpretation of the regulatory and self-regulatory organizations applicable to ProAssurance, including without limitation, the SEC and the NYSE. The independent auditor may not provide any non-audit services that are prohibited under the provisions of Section 10A of the Exchange Act and the rules and regulations promulgated thereunder.
■Audit Services. Audit services in the annual audit engagement include the annual financial statement audit (including required quarterly reviews), subsidiary audits, equity investment audits, and other procedures required to be performed by the independent auditor in order for the independent auditor to form an opinion on our consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control and consultations relating to the annual audit or quarterly review and an actuarial analysis of the estimate for losses in our financial statements. Audit services also include the engagement for the independent auditor’s report on the effectiveness of internal controls for financial reporting. In addition to the audit services included in the annual audit engagement, the Audit Committee may approve other audit services. Other audit services are those services that only the independent auditor can reasonably provide and include statutory audits or financial audits for our subsidiaries or affiliates, services associated with inclusion of acquired companies in our financial statements, and services associated with SEC registration statements, periodic reports, and other documents we file with the SEC or other documents issued in connection with a securities offering.
■Audit-related Services. Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent auditor. Because our Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor and is consistent with SEC rules on auditor independence, the Audit Committee may grant pre-approval to audit-related services. Audit-related services include, among others: due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations relating to accounting, financial reporting or disclosure matters not classified as “audit services;” assistance with understanding and implementing new accounting and financial reporting guidance from rule-making authorities; financial audits of employee benefit plans; agreed upon or expanded audit procedures related to accounting and/or billing records required to respond or comply with financial, accounting, or regulatory reporting matters; and assistance with internal control reporting requirements.
■Tax Services. Our Audit Committee believes that the independent auditor can provide tax services to ProAssurance such as tax compliance, tax planning, and tax advice without impairing the auditor’s independence, and the SEC has stated that the independent auditor may provide such services. Hence, our Audit Committee believes it may grant pre-approval to those tax services that:
•the Audit Committee believes would not impair the independence of the auditor; and
•are consistent with SEC rules on auditor independence.
The Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee will consult with the Chief Financial Officer or outside counsel to determine that tax planning and reporting advice is consistent with this policy.
■Other Non-audit Services. Our Audit Committee believes, based on the SEC’s rules prohibiting the independent auditor from providing specific non-audit services, that certain types of non-audit services are permitted. Accordingly, the Audit Committee believes it may grant pre-approval for those permissible non-audit services that it believes are routine and recurring services, would not impair the independence of the auditor, and are consistent with the SEC’s rules on auditor independence. Our Audit Committee may not pre-approve any of the SEC’s prohibited non-audit services.
■Annual Audit Engagement. Our Audit Committee appoints the independent auditor of ProAssurance and pre-approves the services to be provided in connection with the preparation or issuance of the annual audit report or related work. The annual audit services are set forth in an engagement letter prepared by the independent auditor which is submitted to the Audit Committee for approval. The engagement letter provides that the independent auditor reports directly to the Audit Committee. Any audit services within the scope of the engagement letter are deemed to have been pre-approved by our Audit Committee.
■Pre-approval of Other Audit and Non-audit Services. Other audit services, audit-related services, tax services, and other non-audit services may be pre-approved by our Audit Committee in accordance with the following procedure either on a specific case-by-case basis as services are needed or on a pre-approval basis for services that are expected to be needed. Our Audit Committee may delegate to one or more designated members of the Audit Committee, who are independent directors of the Board of Directors, the authority to grant pre-approval of these services to be performed by the independent auditors. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
Our management may submit requests for pre-approval of eligible services by the independent auditor from time to time to our Audit Committee or to the member or members of the committee to whom pre-approval authority has been delegated. The request for approval must be sufficiently detailed as to the particular services to be provided so that the Audit Committee knows precisely what services it is being asked to pre-approve and so that it can make a well-reasoned assessment of the impact of the service on the auditor’s independence. Budgeted amounts or fee levels for services to be provided by the independent auditor must be submitted with the request for pre-approval. Requests for pre-approval of services by the independent auditor must include a joint statement of the independent auditor and our Chief Financial Officer as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.
Our Audit Committee will be informed not less frequently than quarterly of the services rendered by the independent auditor. Our Chief Financial Officer is responsible for tracking all independent auditors’ fees against the budget for such services and report at least quarterly to the Audit Committee.

The Audit Committee Charter designates our internal auditor to monitor the performance of all services provided by ProAssurance’s independent auditor and to determine whether such services are in compliance with policy. Our internal auditor reports to the Audit Committee on a periodic basis on the results of its monitoring. Both our internal auditor and management will immediately report to the Chair of the Audit Committee any breach of this policy that comes to the attention of the internal auditor or any member of management. The Audit Committee will also review our internal auditor’s annual internal audit plan to determine that the plan provides for monitoring of the independent auditor’s services.
Vote Required
The ratification of Ernst & Young LLP as ProAssurance’s independent auditor for 2025 will require the affirmative vote of a majority of the shares voting on the matter at the 2025 annual meeting. If you vote your shares without instructions to your proxy on this proposal, your shares will be voted FOR the ratification of the appointment of Ernst & Young LLP. In the event that the appointment of Ernst & Young LLP as independent auditor for 2025 is not approved by the affirmative vote of a majority of the shares voting on the matter, the Board of Directors will request that the Audit Committee reconsider its appointment of independent auditors for the year ending December 31, 2025.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITOR OF PROASSURANCE FOR 2025.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is currently comprised of three independent directors and operates pursuant to a written charter. The charter is available in the Governance section of our website at https://investor.ProAssurance.com. During 2024, the Audit Committee met eight times. In conjunction with some of these meetings, the Audit Committee met in executive sessions and met in separate sessions with our independent auditor, our internal auditors, and our Chief Financial Officer.
Our management is responsible for the preparation, presentation and integrity of ProAssurance’s financial statements, accounting and financial reporting principles, and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for performing an independent audit of ProAssurance’s financial statements in accordance with generally accepted auditing standards and expressing an opinion as to their conformity with generally accepted accounting principles. The independent auditor is also required to review the adequacy and effectiveness of ProAssurance’s internal controls on financial reporting. The Audit Committee is directly responsible in its capacity as a committee of the Board for the appointment, compensation and oversight of the work of the independent auditor. The independent auditor reports directly to the Audit Committee.
In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management and with Ernst & Young LLP, our independent auditor. The Audit Committee also has discussed with the independent auditor the matters required to be discussed by auditing standards and guidelines established by the SEC and the PCAOB. The independent auditor has communicated to the Audit Committee the communications required by Auditing Standard No. 1301. In addition, the auditor is required to inquire as to whether the Audit Committee is aware of matters relevant to the audit such as fraud or possible violation of laws and is further required to communicate to the Audit Committee any other matters arising from the audit that are significant and relevant to the Audit Committee regarding its oversight of the financial reporting process.
The Audit Committee has received from Ernst & Young LLP a letter providing the disclosures required by PCAOB Rule 3526, Communications with Audit Committees Concerning Independence, with respect to any relationships between Ernst & Young LLP and ProAssurance that in its professional judgment may reasonably be thought to bear on independence. Ernst & Young LLP has discussed its independence with the Audit Committee, and has confirmed in such letter that, in its professional judgment, it is independent of ProAssurance within the meaning of federal securities laws and in compliance with PCAOB Rule 3520.
All audit and non-audit services performed by the independent auditor must be pre-approved by the Audit Committee or a member thereof. The Audit Committee approved the audit services rendered by our independent auditor during ProAssurance’s most recent fiscal year. Ernst & Young LLP performed limited non-audit services in 2024 related to federal and state tax compliance.
Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.
Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of ProAssurance for 2024 be included in its Annual Report on Form 10-K for the year ended December 31, 2024, prior to the filing of such report with the SEC.

Audit Committee:
•Kedrick D. Adkins, Jr., C.P.A., Chair
•Richard J. Bielen, C.P.A.
•Fabiola Cobarrubias, M.D.
March 11, 2025

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
Section 14A of the Exchange Act, which was enacted in July 2010 as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. At the 2023 annual meeting, our stockholders voted for ProAssurance to continue providing the stockholders this opportunity to vote on executive compensation on an annual basis and we will do so until the advisory vote frequency is required to be reauthorized in 2029.
As described in detail in this proxy statement under the heading “Compensation Discussion and Analysis,” we seek to align closely the interests of our Named Executive Officers with the interests of our stockholders. Our compensation programs are designed to reward our Named Executive Officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. The Compensation Committee and the Board of Directors believe the policies and procedures articulated in the Compensation Discussion and Analysis are effective in implementing our compensation philosophy and in achieving its goals, and that the compensation of our executive officers in 2024 reflects and supports these compensation policies and procedures.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on us, our Board of Directors or the Compensation Committee of the Board of Directors. To the extent there is any significant vote against our Named Executive Officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.
The approval of this Proposal 3 requires the affirmative vote of a majority of the shares voting on the matter at the 2025 annual meeting without regard to broker non-votes or abstentions. Accordingly, we will ask our stockholders to vote on the following resolution at the annual meeting:
“RESOLVED, that the stockholders of ProAssurance Corporation approve, on an advisory basis, the compensation paid to the Named Executive Officers, as disclosed in ProAssurance Corporation’s proxy statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure requirements set forth in Item 402 of Regulation S-K of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2025 Summary Compensation Table and the other related tables and narrative discussion.”
Recommendation by the Board; Vote Required
In accordance with the requirements of the NYSE, brokers may not vote on the advisory vote on executive compensation without specific instructions from the beneficial owners of shares. If you hold your shares in “street name” with your broker and you do not specifically instruct your broker how to vote on the advisory vote on executive compensation, your broker will not vote for you on Proposal 3 (Advisory Vote on Executive Compensation).
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Message From Our Compensation Committee Chair
Fellow Stockholders of ProAssurance,
As I wrote to you last year, our compensation program is designed to pay for performance and to align fully with stockholders' interests while recognizing the external dynamics of the markets in which we operate. Non-GAAP operating results for ProAssurance in 2024 reflected our continued implementation of a strategic plan that your Board of Directors expects will improve profitability over time. For 2024, the consolidated combined ratio improved to 109.4% and drove Non-GAAP operating income of $48.6 million. Net investment income increased 11.7% to over $141 million, and book value per share rose 7.7% to $23.49. As a result, full-year net income reached $52.7 million, or $1.03 per diluted share, and Non-GAAP operating income was $48.6 million, or $0.95 per diluted share.
Management has worked very hard in exceptionally challenging market conditions to obtain rate beyond loss cost trends, to use technology to improve efficiency and the customer experience, and to leverage our data science and predictive analytics to enhance risk selection, pricing accuracy, and workflows. At the same time, they have focused on streamlining our systems and processes to improve efficiency and reduce costs across the organization, bolstering management’s focused effort to return ProAssurance to acceptable levels of profitability.
Again this year, the Compensation Committee applied the Company's annual and long-term incentive compensation metrics as designed and without adjustments. Annual incentives paid to our Named Executive Officers ranged from 134.0% to 200.0% of the target level. Performance-based equity awards that matured in 2024 resulted in no payouts. As reflected in the disclosures of compensation actually paid to our executives, our compensation program aligns with annual and long-term performance. We continue to believe our compensation decisions appropriately balance our need to retain and attract executive talent while simultaneously aligning with the interest of our shareholders. After considering the contents of our Compensation Discussion and Analysis, I hope that you will agree and will indicate your support of our efforts when casting your say-on-pay vote.
My best regards,
Maye Head Frei
Chair
Executive Summary
The following discussion describes our compensation practices with respect to our Chief Executive Officer (“CEO”) and the other executive officers named in the Summary Compensation Table on page 33 of this proxy statement, whom we refer to as our “executives” in the discussion. Our Named Executive Officers (“NEOs”) for 2024 were:

Name	Title
Edward L. Rand, Jr.	President and Chief Executive Officer
Dana S. Hendricks	Executive Vice President and Chief Financial Officer
Jeffrey P. Lisenby	Executive Vice President, General Counsel & Secretary
Kevin M. Shook	President, Eastern Alliance Insurance Group
Robert D. Francis	President, Medical Professional Liability
Pay for Performance
We seek to offer competitive compensation to attract and retain qualified and engaged executives and reward them based on performance. Our executive compensation program aligns pay for performance as demonstrated through a compensation framework in which 77% of our Chief Executive Officer’s 2025 annual target total direct compensation is “at-risk.” Total compensation consists of base salary, annual incentive compensation, and long-term incentive compensation. Annual incentive compensation is intended to maximize the efficiency and effectiveness of our operations by providing compensation based on achievement of pre-defined performance metrics by our executives. Long-term incentive compensation is intended to reward executives for driving results that achieve long-term growth in stockholder value.

Components of Total Annual Direct Compensation

Operational highlights in 2024 are detailed immediately below under the heading “Key 2024 Performance Measures and Strategic Actions.” In light of these accomplishments and pursuant to our written compensation plans, our 2024 compensation program resulted in:
•Annual incentive payments ranging from 134% to 200% of target level for all NEOs; and
•No payment realized under 2022-24 performance shares that matured at year-end 2024 (representing a loss of $1,000,000 in target granted pay for the CEO and a loss between $82,500 and $225,000 in target granted pay for each of the other NEOs).
Key 2024 Performance Measures and Strategic Actions
For 2024, we reported Non-GAAP operating income of $48.6 million , or $0.95 per diluted share, compared to a Non-GAAP operating loss of approximately $9.0 million in 2023, or $0.17 per diluted share.
Our consolidated combined ratio for the year ended December 31, 2024, was 109.4%, an improvement of 3.3 points from 112.7% in 2023. For purposes of our 2024 incentive compensation plan, our Specialty Property Casualty segment recognized an underwriting loss for 2024 of $34.2 million, an improvement of $46.0 million from an underwriting loss of $80.2 million in 2023. The MPL line-of-business, within the Specialty P&C segment, recognized an underwriting loss for 2024 of $38.1 million, an improvement of $46.4 million from an underwriting loss of $84.5 million in 2023. In our Worker’s Compensation Insurance segment, we recognized an underwriting loss of $15.9 million in 2024 an improvement of $11.5 million versus $27.4 million the prior year.
Our management team continued their focus on our long-term strategic initiatives which are focused on continued improvement in our Non-GAAP operating earnings. Their initiatives are focused on ensuring a strong corporate culture that enables us to operate efficiently and to get the best from each of our team members, investing in technology to drive both efficiency of operations and improve Non-GAAP operating results, streamlining of the organizational structure and organizations systems and unlocking the value of our data to enable faster and more informed decision making. In each of these areas the management team made significant strides that can be seen in the improvement of our operating results, the increased efficiency of our operations, including an overall reduction in headcount, and the strength of our corporate culture as seen through team member surveys.
2024 Compensation Outcomes
Our 2024 compensation results reflect our pay for performance philosophy of aligning executive compensation with operational and financial performance.
■2024 Annual Incentive Program — Chief Executive Officer: For the CEO, 2024 performance was at the maximum level for the improvement in consolidated Non-GAAP operating earnings element (weighted 70% of bonus potential). The Compensation Committee determined that the CEO earned 200% of target level credit for the Individual Performance component (30% weight) of the annual incentive program, in light of strategic accomplishments described above and strong leadership under challenging competitive conditions and a strong financial performance improvement in the face of challenging market conditions.

Total Annual Incentive Achievement for Chief Executive Officer	200% of target
■2024 Annual Incentive Program — Corporate Executives: For Corporate executives, 2024 performance was at the maximum level for the improvement in consolidated Non-GAAP operating earnings element (weighted 70% of bonus potential). The Compensation Committee determined that the Corporate Executives earned 120% of target level credit for the Individual Performance component (30% weight) of the annual incentive program, for many of the reasons described in the CEO section immediately above.

Total Annual Incentive Achievement for Corporate Executives	176% of target
■2024 Annual Incentive Program — Specialty P&C: For the President of Medical Professional Liability, achievement was at the maximum level for improvement in consolidated Non-GAAP operating earnings element (40% weight) and at the maximum level for the improvement in MPL underwriting income element (30% weight). The Compensation Committee determined that the Medical Professional Liability President earned 120% of target level credit for the Individual Performance component (30% weight) for many of the reasons described in the CEO section above.

Total Annual Incentive Achievement for Medical Professional Liability President	176% of target
■2024 Annual Incentive — Workers’ Compensation: For the President of Eastern Alliance Insurance Group, 2024 performance was at the maximum level for improvement in consolidated Non-GAAP operating earnings element (40% weight) and at 100% of target level credit for improvement in the Workers’ Compensation Insurance segment underwriting income element (30% weight). The Compensation Committee determined that the Eastern Alliance Insurance Group President earned 80% of target level credit for the Individual Performance component (30% weight) for many of the reasons described in the CEO section above.

Total Annual Incentive Achievement for Eastern Alliance Insurance Group President	134% of target
■2022-24 Long-Term Equity Incentive Grants: For executives who received Long-Term Incentive Equity Grants in 2022, performance was below the threshold performance requirement for both Relative Total Shareholder Return and Compound Annual Growth Rate in Book Value over the three-year performance period. Those grants, therefore, had no value at maturity, resulting in loss of target level pay in the amount of $1,000,000 for the CEO and an amount between $82,500 and $225,000 for the other Named Executive Officers.

Total Achievement for 2022-24 LT Equity Incentive Grants	0% of target

Stockholder Engagement
The Compensation Committee strives to ensure that our executive compensation program aligns with the interests of our stockholders and adheres to our pay for performance philosophy. When setting compensation for our executives, the Compensation Committee considers the results of the annual Say-on-Pay vote, the long-term vision and strategic goals of the Company, input from management, input from its independent compensation consultant, and investor engagement feedback. As demonstrated below, our executive compensation program historically has received very strong stockholder support.

Proxy Year	2020	2021	2022	2023	2024
Favorable Vote	87%	96%	97%	94%	85%

Compensation Governance Practices
The Compensation Committee observes best practices in its oversight of the executive compensation program.

What we do:	What we don’t do:
✓ Annual say-on-pay vote	x Tax gross-ups in new executive agreements
✓ Majority of pay at-risk or variable	x Permit hedging by employees or directors
✓ Balance metrics and measurement periods	x Excessive perquisites
✓ Annual engagement with stockholders	x Overlapping performance metrics
✓ Share ownership requirements	x Stock option repricing
✓ Double-trigger cash severance agreements
✓ Clawback policy covering both cash and equity
✓ Minimum holding period for stock awards
✓ Risk assessment of pay
✓ Engage an independent compensation consultant
2024 Compensation Review Process
As the Compensation Committee, we recommend compensation for our Chief Executive Officer, review and approve compensation recommended by our Chief Executive Officer for other executive officers, and administer our incentive compensation plans. All of the members of the Compensation Committee are directors of ProAssurance, and our Board has determined that each member is independent under the independence requirements for compensation committee members under our charter and the applicable SEC and NYSE rules. Our recommendation for the compensation of our CEO is subject to ratification by a majority of the independent directors on our Board.
To aid in our evaluation of the reasonableness of our executive compensation and the competitiveness of such compensation with market practices, we use compensation data from a group of peer companies as a primary point of reference. As a secondary point of reference, we analyze relevant data from credible published salary surveys of executive compensation. The peer group compensation data includes base salaries, annual incentive compensation, and long-term incentive compensation payable to senior-level executives in the peer group.
Independent Compensation Consultant
The Compensation Committee retained F.W. Cook (“FWC”) to assist the Committee in the evaluation of our executive compensation for 2024, 2023, and 2022. The Compensation Committee has been directly responsible for the appointment and oversight of independent compensation consultants in the years covered in the Summary Compensation Table on page 33 of this proxy statement. The compensation payable to FWC in 2024, 2023, and 2022 has been fixed by the Committee and funded by ProAssurance. FWC provided its disclosure of independence factors enumerated in SEC Rule 10C-1(b)(4). The Committee determined that FWC was an independent consultant to the Committee in 2024, 2023, and 2022.
Peer Group for 2024
The Compensation Committee selected the following 17 companies as the peer group for reviewing 2024 compensation:

ProAssurance Peer Group for 2024 Compensation Decisions
Amerisafe	Horace Mann Educators	SiriusPoint
Assured Guaranty	James River Group Holdings	TipTree+
Donegal Group	RLI	United Fire Group
Employers Holdings	Safety Insurance Group	Universal Insurance Holdings
Erie Indemnity	Selective Insurance Group	White Mtns Insurance Group
Global Indemnity Group	Stewart Information Services
+    Indicates new company added to the Peer Group for 2024.

In selecting the 2024 peer group, the Committee considered a number of factors with the most relevant being total assets, market capitalization, and total revenue, as follows (all figures as of year-end 2024):

Factor	Total Assets		Market Cap		Revenue
Peer 75th Percentile	$10.0	billion	$4.6	billion	$2.4	billion
Peer Median	$3.5	billion	$1.3	billion	$1.5	billion
Peer 25th Percentile	$2.7	billion	$0.7	billion	$0.9	billion
ProAssurance	$5.6	billion	$0.8	billion	$1.2	billion
Responsibilities of the Committee and the CEO
Our charter provides the Compensation Committee with the exclusive responsibility for making recommendations on compensation of the Chief Executive Officer for approval by the independent members of our Board. Our recommendation includes the CEO’s base salary and opportunity for annual incentive compensation and long-term incentive compensation. The independent Board members unanimously approved all of our recommendations with respect to the Chief Executive Officer’s compensation for 2024.
The Chief Executive Officer recommends to the Compensation Committee the appropriate compensation for executive officers other than himself within the compensation framework established by the Committee. When making these recommendations, the Chief Executive Officer has access to the compensation consultant’s reports. In a series of meetings conducted in January and February 2025, after financial results of the prior year were reasonably certain, the Committee reviewed the recommendations of the CEO together with supporting material and the report of the compensation consultant. After analyzing the information, we accepted the recommendations of the CEO for the current year and all years covered in the Summary Compensation Table. The independent directors ratified our approval of the CEO’s recommendations.
Base Salary
Base salary for our executives is established and adjusted according to the following criteria: areas of responsibility; experience; Company expense objectives; annual rate of inflation; and individual performance. The annualized base salaries of the Chief Executive Officer and all other Named Executive Officers as of April 1, 2024 was as follows:

2024 Base Salary
Officer	Annualized Base Salary
Chief Executive Officer	$1,040,000
Chief Financial Officer	$513,713
Executive VP, General Counsel	$530,553
President, Eastern Alliance Insurance Group	$483,740
President, Medical Professional Liability	$625,000
Annual Incentive Compensation
Our annual incentive compensation program provides significant “at risk” compensation opportunities for our executives and other selected key employees. The “at risk” compensation is paid only if the Company achieves certain predetermined performance targets that are developed as described herein and designed to produce operating results that enhance the value of the organization. We establish annual incentive award targets, expressed as a percentage of base salary, during the first quarter for the current year. Thus, the annual incentive compensation program assumes a base salary that is competitive in the market. The Committee established target level annual incentive for each of our Named Executive Officers in 2024 as follows:

2024 Annual Incentive Target
Officer	Target (% of Base Salary)
Chief Executive Officer	120%
Chief Financial Officer	90%
Executive VP, General Counsel	90%
President, Eastern Alliance Insurance Group	90%
President, Medical Professional Liability	90%

The following table shows the potential payout range for the Chief Executive Officer and all other Named Executive Officers under our 2024 Annual Incentive Guidelines at both threshold and maximum achievement for all measures. Actual payments earned may be below the threshold level shown in the table if achieved results for one or more elements in the plan are below threshold level and receive no credit.

2024 Annual Incentive Payout Range
Officer	Threshold (% of Base Salary)	Maximum (% of Base Salary)
Chief Executive Officer	30.0%	240%
Chief Financial Officer	22.5%	180%
Executive VP, General Counsel	22.5%	180%
President, Eastern Alliance Insurance Group	22.5%	180%
President, Medical Professional Liability	22.5%	180%
We establish performance goals for annual incentive compensation for executives and other key employees. The Committee, with the assistance of its compensation consultant, considers whether our performance goals contain reasonable stretch achievements without incenting executives to assume undue risks in order to achieve their performance goals. The Committee assigns a weighted percentage for each of the performance goals, and annual incentive awards are subject to an increase or decrease to the extent actual performance is greater or less than each target performance goal within a defined range of the performance. The Committee uses these weighted performance goals to determine the annual incentive award for the Chief Executive Officer, and the CEO in turn recommends annual incentive awards for the other executives pursuant to the weighted performance goals approved by the Committee. The CEO’s recommendations for executives other than himself are subject to review and modification by the Committee. The Committee confirms that the goals and incentives are set at levels that are reasonable and consistent with past practice, relate to the sound financial management of ProAssurance, and do not involve unnecessary or excessive risk that would threaten the value of ProAssurance.
Annual incentive metrics for 2024 for our Corporate executives (CEO, CFO, and EVP/General Counsel) included the following:
•Improvement in Non-GAAP operating results (weighted 70%) — This performance goal is a financial measure that is widely used to evaluate performance within the insurance sector. In calculating Non-GAAP operating income (loss), we have excluded the effects of certain items that do not reflect normal results. We believe Non-GAAP operating income (loss) presents a useful view of the performance of our ongoing core insurance operations. The Compensation Committee evaluated incentive achievement with and without the impact of the net results from our Lloyd's Syndicates operations from our previous participation in Syndicate 1729 and Syndicate 6131 at Lloyd's of London, which is currently in run off. We exclude the results from our Lloyd's Syndicates operations from our calculation of Non-GAAP operating income as they are irrelevant to our ongoing operations and do not qualify for Discontinued Operations under GAAP. The Compensation Committee determined that these results had no impact on the compensation calculations.
•Individual Performance (weighted 30%) — Under this performance goal, executives are evaluated on their overall performance, including an assessment of the overall quality of efforts, leadership effectiveness, execution on strategic plans, and contribution to the success of the Company. This element allows the Committee to perform a holistic assessment of the individual contributions of each executive.
Annual incentive metrics for the President of Eastern Alliance Insurance Group (includes the Workers’ Compensation Insurance and Segregated Portfolio Cell Reinsurance segments) in 2024 included improvement in consolidated Non-GAAP Operating results (weighted 40%), Individual Performance (weighted 30%), as well as improvement in the Workers’ Compensation Insurance segment’s underwriting results (total weight 30%).
Annual incentive metrics for the President of Medical Professional Liability in 2024 included improvement in consolidated Non-GAAP Operating results (weighted 40%), Individual Performance (weighted 30%), as well as improvement in the MPL line of business underwriting results (total weight 30%).

Chief Executive Officer and Corporate Executives
Individual Performance 30%
Improvement in Non-GAAP Operating Results 70%

For each performance measure, we establish achievement levels that include a target amount, a threshold amount, and a maximum amount. Details of the performance criteria in 2024 and the credit given for each of the corporate performance criteria can be found under “Compensation of Executive Officers — Non-equity Incentive Plan Awards” beginning on page 34 of this proxy statement.
Achievement of target level performance on each metric would result in payment of the target level annual incentive as a percentage of salary for each Named Executive Officer, as previously discussed. Achievement of the threshold level on each measure would result in payment of the threshold annual incentive (25% of target), and maximum achievement on each metric would result in payment of the maximum annual incentive (200% of target). We interpolate the percentage assigned to a performance measure if the performance is between the threshold and the target or between the target and the maximum. Performance below the threshold level for any performance measure results in no credit earned for that performance measure, and performance above the maximum level for any performance measure is capped at 200% of the weight assigned to that measure. The achieved results under the 2024 Annual Incentive Program for the CEO were as follows:

2024 Annual Incentive Program – CEO
Metric	Weighting	Threshold	Target(1)	Maximum	Actual Result	Weighted Achievement
Consolidated Non-GAAP Operating Results Improvement	70%	$10 million	$20 - $40 million	$55 million	$67.7 million	140.0%
Individual Performance	30%	(2)	(2)	(2)	200.0%	60.0%
Total Achievement						200.0%
(1)    Target performance levels align with the Company's 2024 operating and financial plans in highly challenging market conditions for medical professional liability and workers' compensation insurance.
(2)    The Compensation Committee determined that the Individual Performance element was earned at the maximum 200% of the Target level for the CEO and ranged from 80% to 120% of the Target level for other Named Executive Officers, as highlighted below.

2024 Strategic and Operational Achievements Supporting Individual Performance Awards
Overall improvement in Non-GAAP operating results of $68 million
Implementation of new Workers Compensation core operating system
Implementation of cost-reduction strategies in our Workers Compensation line including new PPO networks, new physical therapy networks, and new AI tools to manage medical costs
Development and implementation of data-enabled systems for underwriting, including automated underwriting platforms
Achieved renewal rate increases of 10% in a very competitive MPL marketplace
Continued development of best-in-class leadership training
Recognition of a strong corporate culture as measured through internal survey data
The annual incentive award for our Chief Executive Officer for 2024 was $2,496,000. This amount was 240% of his annualized salary as of year-end 2024, versus target award of 120% of salary. The award was paid in cash.
Within the operating segments, MPL achieved 175.3% of the target level on its line-of-business specific metrics, which constitutes 30% of the annual incentive payment for the Medical Professional Liability President, and the Workers’ Compensation line achieved 86.6% of the target level for its segment-specific metrics, which constitutes 30% of the annual incentive award for the President of Eastern Alliance Insurance Group.
The final 2024 annual incentive awards for our Named Executive Officers are summarized below, and the dollar value of those awards appears in the Summary Compensation Table on page 33 of this proxy statement:

Executive	Achieved (% of Target)	Target (% of Salary)	Earned Award (% of Salary)
Chief Executive Officer	200%	120%	240%
Chief Financial Officer	176%	90%	158%
EVP / General Counsel	176%	90%	158%
President, Eastern Alliance Insurance Group	134%	90%	121%
President, Medical Professional Liability	176%	90%	158%
Looking ahead to the 2025 Annual Incentive Compensation Plan, the Compensation Committee established guidelines that use the 2025 Operating Ratio (weighted 70% for all Corporate Executives and 40% for the Presidents of the operating segments) and Individual Performance (weighted 30% for all NEOs). The Operating Ratio recognizes the important contribution of investment income to the Company’s long-tailed lines of business. The Operating Ratio is calculated by the Combined Ratio, which measures insurance underwriting profitability, less the Investment Income Ratio, calculated by dividing net investment income by net premiums earned. Further, the plan for the Presidents of the operating segments includes 2025 Segment Operating Ratio (weighted 30%).

Long-term Incentive Compensation
Our long-term incentive compensation program presently includes grants of performance shares and restricted stock units or RSUs. We believe that the performance shares and RSUs align the interests of our executives with those of the stockholders by providing equity compensation based on our long-term objective of growth in stockholder value. The Compensation Committee has established award agreements for performance shares and RSUs in accordance with our 2024 Equity Incentive Plan. Performance share units vest in their entirety generally at the end of a three-year period following the grant date based on a continuous service requirement and achievement of specific performance objectives. RSUs promote retention and ownership of executive talent and strengthen alignment between executives and stockholders as the value realized by executives is directly tied to stock price performance. Restricted share units generally vest one-third each year over a three-year period following the grant date based on a continuous service requirement.
We believe an effective long-term incentive compensation program is necessary to attract and retain well-qualified and experienced executives and other key employees and is a foundational element of our pay for performance philosophy.
In establishing the amount of our annual grants of long-term incentive compensation, we consider past practice, recommendations of the compensation consultant, and the value of the award (including the value attributable to the award for financial reporting purposes). We monitor the level of awards based on the findings of our compensation consultant, and we believe that our long-term incentive opportunities are appropriate when compared to awards made available to executives at our peer companies.
Our practice has been to make long-term incentive grants to our current executives and other key employees in February after the financial results of the prior year are released. For 2024, our Committee approved grants in February according to our typical process, with grants issued in May 2024 following shareholder approval of the 2024 Equity Incentive Plan. Where a market price is required, long-term grants are priced on a date after our financial results for the prior year have been released. We believe that pricing the grants at this time is most appropriate because the market is then in possession of our earnings and any other material information. We occasionally make long-term grants at other times, such as when we retain new senior-level executives.
Each RSU is equal to one share of Common Stock and is subject to a restricted period of typically three years from the date of grant. RSUs vest after the restricted period if the grantee remains continuously employed with ProAssurance or a subsidiary during the restricted period. Beginning in 2023, each RSU grant vests ratably during the three-year grant period (one-third of the total award vests during each year). Performance shares are based on pre-established performance criteria that must be achieved over a period of three years. Each grant includes a target level award along with a threshold award and maximum award expressed as a number of shares of our Common Stock.
•Performance shares are paid to executives if the performance measures were satisfied in the measurement period and certified by the Compensation Committee. For all years included in the Summary Compensation Table, the award to be paid for threshold performance was 50% of the target award, and the award to be paid for maximum performance was 200% of the target award. Results falling between the stated measures are interpolated. If an executive terminates employment prior to the expiration of the performance period by reason of retirement or resignation for “good reason,” as defined in the award documents, a portion of the performance shares and RSUs granted in the calendar years ending before the termination of employment may be paid based on service during the performance period if the Committee finds that the performance criteria had been satisfied at the end of the year preceding termination of employment. Upon a change of control of ProAssurance or termination by reason of death or disability, performance shares are payable to executives at the target level and RSUs are deemed fully earned. For all years shown in the Summary Compensation Table, the value of equity awards is allocated approximately one-half to performance shares and one-half to RSUs.
•Equity Grants Made in 2024. The Committee made grants of long-term equity in 2024 with maturity date of December 31, 2026. The aggregate target grant-date value of these awards to each NEO is shown in the Summary Compensation Table on page 33. Performance measures for 2024 grants of performance shares are Relative Stock Performance (Total Return) and Non-GAAP Operating Return on Equity (Cumulative Operating ROE). Each measure contributes 50% to the final achieved award. A description of the two performance measures follows:
•Relative Stock Performance (Total Return) — Relative stock performance is measured by relative total return in comparison to the S&P Composite 1500 Property & Casualty Insurance Index. If performance is equal to the 25th percentile of the index, 50% of the award is earned (threshold); if our stock performance is equal to the 50th percentile (median) of the index, 100% of the award is earned (target); and, if our stock performance is equal to the 75th percentile of the index, 200% is earned (maximum). For performance between these points, the payout is interpolated.

•Non-GAAP Operating Return on Equity (Operating ROE) — This metric is measured as the cumulative operating return on equity (Non-GAAP operating results for the three-year performance period divided by shareholders equity at December 31, 2023). If cumulative Operating ROE is at least equal to 12%, the threshold credit is achieved (50%); if the cumulative operating ROE is equal to 21%, the target credit is achieved (100%); and if the cumulative operating ROE is equal to 30%, the maximum credit is achieved (200%).
•Action Taken on Grants Made in 2022. The grants of performance shares and RSUs made to executives in 2022 matured on December 31, 2024. With respect to performance shares, the Compensation Committee determined that performance over the three-year measuring period failed to achieve the threshold level for either of the two metrics applicable to the 2022 awards, Total Shareholder Return for 2022-24, and Compound Annual Growth Rate in Book Value for 2022-24. Total Shareholder Return for ProAssurance for 2022-24 was 36.33% while it was 67.63% for the index. Threshold achievement required total shareholder return at 80% of the index performance, and this was not achieved; therefore, no credit was awarded. The Compound Annual Growth Rate in book value for ProAssurance for 2022-24 was 0.61%. Threshold achievement required a Compound Annual Growth Rate of 4%; therefore, no credit was awarded. Accordingly, the 2022 performance shares were certified to have no value, resulting in loss of $1,000,000 in target compensation to the CEO and an amount between $82,500 and $225,000 for each other Named Executive Officer.
Stock Ownership Guidelines
Our Board has adopted stock ownership targets for our directors and executive officers to further align their interests with those of our stockholders. The level of stock ownership for our executives varies by position and their stock ownership targets are as follows: five times base salary for our Chief Executive Officer and three times base salary for the Chief Financial Officer, the General Counsel, and Presidents of our operating Segments. Executives are encouraged to achieve compliance with the guidelines within five (5) years of service in a position covered by the guidelines. Unvested equity awards or stock options are not counted as owned shares for purposes of the guidelines. In addition, for awards granted after 2010, our executives must agree in writing to hold shares of our stock issued pursuant to stock-based awards for a minimum of one year from the date of issue.
Securities Trading Policy
Officers of ProAssurance are responsible for conducting themselves in compliance with our Code of Ethics and Conduct, which includes the Company's Securities Trading policy. In addition, all members of the Board, in connection with their duties as Directors, are responsible for conducting themselves in compliance with applicable provisions of the Code of Ethics and Conduct. Our Code of Ethics and Conduct is available on the Governance section of our website, https://investor.ProAssurance.com.
Anti-Hedging Policy
We adopted an anti-hedging policy in 2011 for our executives and other employees with respect to their ownership of our common stock to comply with the Dodd-Frank Act. Our anti-hedging policy is contained in our Code of Ethics and Conduct available on our website, and is as follows: “[n]o employee or member of the Board of Directors is permitted to purchase financial instruments (such as prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of the Company’s common stock that (1) have been granted to the employee or member of the board of directors as part of his or her compensation; or (2) are otherwise held, directly or indirectly, by the employee or member of the Board of Directors.”
Recoupment of Incentive Compensation
In 2010, our Board of Directors established a recoupment requirement (a “clawback”) for incentive compensation as required by the Dodd-Frank Act. This clawback requires current and former executive officers to repay erroneously awarded incentive compensation to the extent the award is based on financial statements that are required to be restated due to material non-compliance with any financial reporting requirement. This clawback is to be applied whether or not there is misconduct and requires a three-year “look back” period. The clawback has been in effect for incentive compensation paid for years beginning after 2010, and we have incorporated the clawback in the 2014 Annual Incentive Plan, the 2014 Amended and Restated Equity Incentive Plan, the 2024 Equity Incentive Plan, and in all award agreements thereafter.
On October 26, 2022, the SEC adopted Rule 10D-1 in accordance with the Dodd-Frank Act, directing the national securities exchanges to establish listing standards that require issuers to adopt and comply with written clawback policies meeting strict conditions. On February 22, 2023, the NYSE published its initial rules in compliance with SEC Rule 10D-1. The NYSE later adopted the final clawback rules.

In order to ensure compliance with SEC Rule 10D-1 and to address certain comments from the Compensation Committee, our Board of Directors made certain changes to the clawback policy, which became effective as of September 6, 2023. Currently, in the event of an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws, the clawback generally requires recoupment of incentive-based compensation (defined consistently with SEC Rule 10D-1) received by current and former executive officers and other SEC Section 16 officers of the Company based on the Company's attainment of a financial metric during the three-year period prior to the fiscal year in which the restatement occurs, regardless of fault or misconduct, to the extent such compensation exceeds the amount that would have been awarded based on the restated financial results. Furthermore, under the clawback policy, the Company is prohibited from indemnifying any executive officer or former executive officer against the loss of erroneously received incentive-based compensation. The current clawback policy has been incorporated in the 2024 Equity Incentive Plan and applies to all awards that will be granted under such plan.
Other Compensation
Executive perquisites are not intended to be a material element of compensation for executives. Our executives participate in our qualified retirement plan on terms generally available to our employees. In addition, we have adopted a non-qualified deferred compensation plan for executives and other highly compensated employees that provides for a matching contribution with respect to deferrals by employees whose base compensation exceeds the compensation limit established by the Internal Revenue Code for qualified retirement plans. The matching contributions are comparable to the employer contributions to our qualified retirement plan within the compensation limits under the Internal Revenue Code.
Post-termination and Change of Control Compensation
We offer executives severance compensation in the event we terminate the executive’s employment without cause or the executive terminates his or her employment for good reason. The severance agreements are intended to aid in recruitment and retention of qualified executives. We believe our severance benefits for executives are appropriate and do not present a risk to our Company.
We believe that severance protection, particularly in the context of a change of control transaction, plays a valuable role in attracting and retaining key executives. Although we occasionally elect to engage our senior executives under employment agreements, our general approach has been to avoid employment agreements and to rely on severance agreements to define the terms of severance when an executive is involuntarily terminated without cause or elects to terminate for good reason. In change of control situations, severance agreements provide key executives with a level of security that allows them to devote their energies to the completion of the transaction for the benefit of the stockholders. In other situations, severance agreements facilitate changes in management by providing for a clean departure of terminated executives with a pre-negotiated set of benefits that are acceptable to all parties.
We have provided for severance benefits in Mr. Rand's employment agreement and in severance agreements with other key executives, including our other Named Executive Officers, in the amounts reflected in the table which begins on page 40 of this proxy statement. Each arrangement is described briefly below and in detail in “Payments on Termination and Change of Control” on page 39 of this proxy statement.
The severance agreements with our key executives generally provide for severance compensation in an amount equal to the executive’s base salary and average annual incentive compensation from the prior three years if we terminate the executive's employment without cause or the executive resigns for good reason. However, an executive will be entitled to twice that amount if the executive's employment is terminated without cause or the executive resigns for good reason within two years after the occurrence of a change of control event. All severance agreements include a “double trigger”
for the payment of the increased benefits, such that (1) a change of control must occur, and (2) the executive must be terminated without cause or must terminate for good reason after the change of control. The employment agreement with Mr. Rand and provides for different severance compensation payments, a description of which is included under the caption “Employment and Severance Agreements” beginning on page 39. All executives are required to sign a general release of claims as a condition for receipt of severance benefits, and all the agreements include a covenant not to compete with our insurance subsidiaries for a period of not less than one year. Severance compensation is paid in monthly installments during the life of the covenant and is subject to forfeiture upon a breach of the covenant.
Our Board adopted resolutions in December 2010 under which we will not execute a new executive agreement that includes a gross-up for the excise tax imposed by Internal Revenue Code Sections 280G and 4999 or that includes an obligation to reimburse executive officers for such excise tax. The Board’s action does not change, alter, or amend any severance agreement with an executive officer that was in effect prior to December 1, 2010. One of our Named Executive Officers, who is not the CEO, has a severance agreement dated January 1, 2008 that includes a tax gross-up.

Report of the Compensation Committee
The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with our management, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:
•Maye Head Frei (Chair)
•Samuel A. Di Piazza, Jr., C.P.A.
•Staci M. Pierce, J.D.
April 2, 2025

Compensation of Executive Officers
The following table sets forth a summary of the compensation paid or accrued by ProAssurance and its subsidiaries during the last fiscal year with respect to ProAssurance’s principal executive officer, principal financial officer, and the three other most highly compensated persons considered to be executive officers or their equivalent. The individuals required to be included in the table are referred to as the “Named Executive Officers.”
SUMMARY COMPENSATION TABLE

		Salary	Bonus	Stock Awards (2)(3)	Option Awards	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(5)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Edward L. Rand, Jr.	2024	1,029,231	—	2,593,355	—	2,496,000	—	108,248	6,226,834
Chief Executive Officer and President(1)	2023	1,000,000	—	2,200,000	—	420,000	—	105,832	3,725,832
	2022	987,499	—	2,000,000	—	1,278,000	—	101,633	4,367,132
Dana S. Hendricks	2024	507,127	—	671,915	—	813,721	—	56,832	2,049,595
Chief Financial Officer, Treasurer and Executive Vice President	2023	485,414	—	475,000	—	154,114	—	52,954	1,167,482
	2022	471,385	—	450,000	—	433,913	—	45,185	1,400,483
Jeffrey P. Lisenby	2024	526,393	—	671,915	—	840,396	—	48,653	2,087,357
Executive Vice President, Corporate Secretary and General Counsel	2023	513,727	—	475,000	—	162,257	—	44,531	1,195,515
	2022	508,063	—	450,000	—	465,885	—	39,311	1,463,259
Kevin M. Shook	2024	479,947	—	671,915	—	583,390	—	55,165	1,790,417
President, Eastern Alliance Insurance Group	2023	468,398	—	475,000	—	189,548	—	52,103	1,185,049
	2022	463,609	—	450,000	—	439,634	—	45,616	1,398,859
Robert D. Francis	2024	604,808	—	766,215	—	990,000	—	54,112	2,415,135
President, Medical Professional Liability	2023	543,269	—	275,000	—	289,753	—	48,854	1,156,876

(1)Management directors of ProAssurance do not receive any additional compensation, whether cash, stock or otherwise, in their capacity as directors.
(2)The performance shares are treated as stock awards in the Summary Compensation Table. The performance shares are earned if defined metrics are achieved during the period ending three years after the award is granted, except that performance shares are payable at the target level upon the participant’s death or disability and are payable upon the participant’s retirement or termination for good reason after the year of grant if the performance level has been achieved for the last year prior to the participant’s termination with such award to be prorated based on the time the participant is employed during the performance period. The value of performance shares represents the value of the target which is intended to reflect shares expected to be earned based on their closing market price on the date of the award ($14.57 on May 23, 2024; $19.89 on February 28, 2023; and $24.77 on February 22, 2022) as follows: Mr. Rand — $1,296,672 in 2024; $1,100,000 in 2023; and $1,000,000 in 2022; Ms. Hendricks — $335,956 in 2024; $237,500 in 2023; and $225,000 in 2022; Mr. Lisenby — $335,956 in 2024; $237,500 in 2023; and $225,000 in 2022; Mr. Shook — $335,956 in 2024; $237,500 in 2023; and $225,000 in 2022; and Mr. Francis— $383,104 in 2024; and $82,500 in 2023. The amounts do not correspond to actual value that will be realized by the Named Executive Officers, which depends on the achievement of the specified performance criteria over the performance period and the market value of a share of ProAssurance Common Stock at the end of the performance period. The performance criteria are discussed beginning on page 26 in the Compensation Discussion and Analysis.

(3)RSUs granted as long-term incentive compensation are also included as stock awards in the Summary Compensation Table. Each RSU is equal in value to one share of Common Stock and will vest upon the sooner of three years of continuous employment or termination of employment by reason of death or disability or for good reason. The value of the RSUs granted as long term incentive compensation are based on the value of a share of our Common Stock on the date of the award ($14.57 on May 23, 2024; $19.89 on February 28, 2023; and $24.77 on February 22, 2022) as follows for Mr. Rand — $1,296,683 in 2024; $1,100,000 in 2023; and $1,000,000 in 2022; Ms. Hendricks — $335,959 in 2024; $237,500 in 2023; and $225,000 in 2022; Mr. Lisenby — $335,959 in 2024; $237,500 in 2023; and $225,000 in 2022; Mr. Shook — $335,959 in 2024; $237,500 in 2023; and $225,000 in 2022; and Mr. Francis — $383,111 in 2024; and $192,500 in 2023. The amounts do not correspond to actual value that will be recognized by the Named Executive Officers which depends on the market price of a share of Common Stock at the end of the vesting period.
(4)The Non-Equity Incentive Plan Compensation reflects the amount paid under the ProAssurance Corporation Annual Incentive Award Guidelines for 2024, 2023, and 2022. The non-equity incentive plan compensation payable to Named Executive Officers is denominated in dollars and may be payable in cash and Common Stock. Awards of annual incentive compensation for a year are made in the first quarter of the following year after the financial information for the preceding year is available. No shares of Common Stock were awarded for 2024 or 2023. The shares of Common Stock awarded for 2022 were issued as stock awards under the ProAssurance Corporation 2014 Amended and Restated Equity Incentive Plan and are valued at the closing price of a share on the NYSE — $24.77 on February 22, 2022. Ms. Hendricks received 7,541 shares in 2022.
(5)Other compensation in 2024 includes the amounts set forth in the following table:

	Qualified Retirement Plan	Nonqualified Deferred Compensation Plan	Bonus and Service Awards	Perquisites
Edward L. Rand, Jr.	$20,700	$41,054	$—	$46,494
Dana S. Hendricks	$20,700	$9,728	$—	$26,404
Jeffrey P. Lisenby	$20,700	$10,884	$—	$17,069
Kevin M. Shook	$20,700	$8,060	$—	$26,405
Robert D. Francis	$20,700	$15,588	$—	$17,824

    The perquisites for Mr. Rand and Mr. Francis include $20,089 and $5,022, respectively, for personal use of the corporate aircraft as the aggregate incremental cost for personal use. The compensation attributable to personal use was computed by multiplying the number of hours the airplane was used for each executive’s personal benefit by the amount of the variable expenses incurred in the use of the airplane per flight hour.
    The variable expenses per flight hour were calculated by dividing the total flight hours during each year into the sum of the variable expenses incurred (e.g., fuel, airport charges, travel and lodging expense for the crew during such year).
GRANTS OF PLAN-BASED AWARDS

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payments Under Equity Incentive Plan Awards(3)			All Other Stock Awards; Number of Shares of Stock or Units(4) (#)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Edward L. Rand, Jr.	2/28/2024	312,000	1,248,000	2,496,000	—	—	—	—	—	—	—
	5/23/2024	—	—	—	44,498	88,996	177,992	—	—	—	1,296,672
	5/23/2024	—	—	—	—	—	—	88,996	—	—	1,296,683
Dana S. Hendricks	2/28/2024	115,585	462,342	924,683	—	—	—	—	—	—	—
	5/23/2024	—	—	—	11,529	23,058	46,116	—	—	—	335,956
	5/23/2024	—	—	—	—	—	—	23,058	—	—	335,959
Jeffrey P. Lisenby	2/28/2024	119,374	477,498	954,995	—	—	—	—	—	—	—
	5/23/2024	—	—	—	11,529	23,058	46,116	—	—	—	335,956
	5/23/2024	—	—	—	—	—	—	23,058	—	—	335,959
Kevin M. Shook	2/28/2024	108,842	435,366	870,732	—	—	—	—	—	—	—
	5/23/2024	—	—	—	11,529	23,058	46,116	—	—	—	335,956
	5/23/2024	—	—	—	—	—	—	23,058	—	—	335,959
Robert D. Francis	2/28/2024	140,625	562,500	1,125,000	—	—	—	—	—	—	—
	5/23/2024	—	—	—	13,147	26,294	52,588	—	—	—	383,104
	5/23/2024	—	—	—	—	—	—	26,294	—	—	383,111
(1)All awards were recommended by the Compensation Committee at its meeting on February 22, 2024. Equity awards have a specified valuation date of May 23, 2024 (the date on which the window for the trading in ProAssurance common stock opened after the prior year-end earnings were released). As required by the Compensation Committee Charter, the independent directors approved the recommendation for the awards granted to the Chief Executive Officer at the meeting of the Board of Directors on March 6, 2024, and the Board of Directors also approved the recommendations for the awards granted to the other Named Executive Officers.
(2)The amount reported represents the possible amounts paid to the Named Executive Officers for annual incentive compensation for 2024. The amount reported in the "Target" column represents the annual target incentive bonus opportunity for each executive. The "Threshold" amount does not reflect a minimum guaranteed payment amount, as the actual incentive payment would be below Threshold, and potentially zero, if the Company fails to achieve Threshold level performance for one or more metrics. The amounts reported in the "Threshold" and "Maximum" columns in the table represent the amounts determined pursuant to the annual incentive compensation plan. The Compensation Committee uses certain performance criteria as a guideline in making its recommendations for annual incentive compensation. Each element of the performance criteria has a minimum achievement level. No incentive compensation is payable with respect to an individual performance criteria if a minimum is not achieved. Actual payments under these awards were determined in February 2025, were paid in March 2025, and are included in the "2024 Summary Compensation Table" on page 33 of this proxy statement. The non-equity incentive plan awards are discussed in more detail in the following discussion.
(3)The awards of performance shares are subject to the satisfaction of performance criteria and the grant date fair value of performance shares reflects the value of the shares expected to be earned if the performance criteria for the target level is met. The performance share awards are discussed in more detail in the following discussion.
(4)The stock awards include RSUs granted as long term incentive compensation and are discussed in more detail in the following discussion.
On May 22, 2024, our stockholders approved the 2024 Equity Incentive Plan. The 2024 Equity Incentive Plan was designed to further our long-term growth profitability by offering proprietary interests in the Company to those key officers, employees, consultants, and directors who will be largely responsible for such growth, and to enhance our ability to retain such persons through long-term incentive compensation in the form of proprietary interests in ProAssurance. The 2024 Equity Incentive Plan reserved 2,400,000 shares of Common Stock for equity based awards granted under the plan. No participant may receive awards for more than 250,000 shares of our Common Stock (or their equivalent) in any year under the 2024 Equity Incentive Plan. The performance shares and RSUs that were granted in 2024 were under the 2024 Equity Incentive Plan. The performance shares and RSUs that were granted in 2023 and 2022 were under the 2014 Amended and Restated Equity Incentive Plan, which expired in May of 2023.
Non-equity Incentive Plan Awards
The Non-equity Incentive Plan Awards reflect the right to receive incentive compensation for 2024 under the guidelines recommended by the Compensation Committee under the ProAssurance Corporation 2014 Annual Incentive Compensation Plan and ratified by the Board of Directors at its meeting in March 2024. The target for annual incentive awards is expressed as a percentage of base salary and is earned if performance measures established by the Compensation Committee are achieved. The Compensation Committee assigns a target amount for each performance measure as well as a threshold amount and a maximum amount. Each performance measure is assigned a percentage share of the annual incentive compensation. If the target is satisfied, 100% of the weighted percentage attributable to the performance measure is assigned to that measure. Performance below the threshold for any performance measure results in no percentage being attributed to that performance measure; and performance above the maximum for any performance measure is subject to a cap in the percentage assigned to that measure. We interpolate the percentage assigned to a performance measure if the performance is between the threshold and the target or between the target and the maximum. The performance measures for Mr. Rand, Ms. Hendricks, and Mr. Lisenby are based exclusively on corporate-wide performance. For Mr. Shook, 70% of his performance measures are based on corporate-wide performance with the remaining 30% based on performance measures relating to the Workers’ Compensation Insurance segment. For Mr. Francis, 70% of his performance measures are based on corporate-wide performance with the remaining 30% based on performance measures relating to the MPL operating division. The targets for annual incentive compensation for each of the Named Executive Officers for 2024 and the performance measures and their assigned percentages are described under “Executive Compensation —Annual Incentive Compensation” beginning on page 26 of this proxy statement. The threshold, target, and maximum goals for each of the performance criteria in 2024 and the credit given for each of the corporate performance criteria are set forth below.

			Performance		Credit
Performance Criteria ($ in millions)	2024 Threshold	2024 Target	2024 Maximum	2024 Actual	2024 Target Percentage(1)	2024 Achieved Percentage(2)
Non-GAAP Operating Results Improvement (CEO, CFO, and EVP/GC)	$10	$20 - $40	$55	$68	70%	140%
Non-GAAP Operating Results Improvement (WC & MPL)	$10	$20 - $40	$55	$68	40%	80%
Individual Performance (CEO)(3)	—%	—%	—%	200%	30%	60%
Individual Performance (CFO and EVP/GC)(3)	—%	—%	—%	120%	30%	36%
Individual Performance (WC)(3)	—%	—%	—%	80%	30%	24%
Individual Performance (MPL)(3)	—%	—%	—%	120%	30%	36%
Underwriting Results Improvement (WC)	$3	$8 - $18	$25	$12	30%	30%
Underwriting Results Improvement (MPL)(4)	$8	$15 - $25	$40	$46	30%	60%
(1)The target percentage for Non-GAAP Operating Results improvement is applicable to all NEOs, and 30% of the annual incentive award for all NEOs was determined based on an Individual Performance metric. The MPL metrics and targets apply only to Mr. Francis, and the Workers’ Compensation metrics and targets apply only to Mr. Shook.
(2)The total weighted percentages of the performance measures for each of the Named Executive Officers was as follows: Mr. Rand — 200%; Ms. Hendricks — 176%; Mr. Lisenby — 176%; Mr. Shook — 134%; and Mr. Francis — 176%.
(3)For this criteria, the Named Executive Officers are evaluated by the Compensation Committee based on several factors as discussed in the Compensation Discussion and Analysis beginning on page 26 of this proxy statement.
(4)The MPL Line-of-Business Metric excludes the effects of certain non-operational items.
The annual incentive compensation paid to the Named Executive Officers in 2025 for 2024 is reflected in the Summary Compensation Table. The annual incentive compensation comprised the following percentages of base salary as of the end of 2024 of the Named Executive Officers: Mr. Rand — 240.0%; Mr. Lisenby — 158.4%; Ms. Hendricks — 158.4%; Mr. Shook — 120.6%; and Mr. Francis — 158.4%. The Annual Incentives Awards were paid in cash.
Equity Incentive Plan Awards
The Compensation Committee has granted performance shares to the Named Executive Officers and our senior executives. The performance shares are included in the Grants of Plan-Based Awards table as Estimated Future Payments under “Equity Incentive Plan Awards.”
In 2024, the Board of Directors, on the recommendation of the Compensation Committee, granted performance shares to the Named Executive Officers. The performance criteria are described in the discussion under “Executive Compensation — Long-term Incentive Compensation” on page 30 of this proxy statement. The performance shares are payable if any of the performance criteria are met during the three year period ending December 31, 2026, except that performance shares are payable at the target level upon the participant’s death or disability and are payable upon the participant’s retirement or termination for good reason after the year of grant if the performance level has been achieved for the last year prior to the participant’s termination with such award to be prorated based on the time the participant is employed during the performance period.
All Other Stock Awards
As described in the discussion under “Executive Compensation — Long-term Incentive Compensation,” in 2024, the Board of Directors, on the recommendation of the Compensation Committee, certified RSUs for payment.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards					Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)
Edward L. Rand, Jr.	—	—	—	—	—	2/22/2022	40,371	642,309	2/22/2022	40,371	642,309
	—	—	—	—	—	2/28/2023	36,870	586,602	2/28/2023	55,304	879,887
	—	—	—	—	—	5/23/2024	88,997	1,415,939	5/23/2024	88,997	1,415,942
Dana S. Hendricks	—	—	—	—	—	2/22/2022	9,084	144,520	2/22/2022	9,084	144,520
	—	—	—	—	—	2/28/2023	7,961	126,660	2/28/2023	11,941	189,981
	—	—	—	—	—	5/23/2024	23,058	366,857	5/23/2024	23,058	366,853
Jeffrey P. Lisenby	—	—	—	—	—	2/22/2022	9,084	144,520	2/22/2022	9,084	144,520
	—	—	—	—	—	2/28/2023	7,961	126,660	2/28/2023	11,941	189,981
	—	—	—	—	—	5/23/2024	23,058	366,857	5/23/2024	23,058	366,853
Kevin M. Shook	—	—	—	—	—	2/22/2022	9,084	144,520	2/22/2022	9,084	144,520
	—	—	—	—	—	2/28/2023	7,961	126,660	2/28/2023	11,941	189,981
	—	—	—	—	—	5/23/2024	23,058	366,857	5/23/2024	23,058	366,853
Robert D. Francis	—	—	—	—	—	2/22/2022	7,771	123,645	2/22/2022	3,331	52,991
	—	—	—	—	—	2/28/2023	6,452	102,651	2/28/2023	4,148	65,995
	—	—	—	—	—	5/23/2024	26,294	418,345	5/23/2024	26,294	418,338
(1)    The Stock Awards not vested reflect the number of RSUs granted as long term incentive compensation. The RSUs are denominated in shares of Common Stock but no shares are issued on the date of grant. Each RSU is payable in cash and shares of Common Stock in an amount equal to the market value of a share of Common Stock on the date of vesting. RSUs vest three years after the date of grant if the grantee is continuously employed by ProAssurance or a subsidiary unless vesting is accelerated upon a change of control of ProAssurance or upon termination of employment by reason of death, disability or good reason.
(2)    The Equity Incentive Plan Awards reflect the performance shares granted under the 2014 Equity Incentive Plan and 2024 Equity Incentive Plan. The performance shares vest if ProAssurance achieves performance criteria discussed under “Executive Compensation — Long-term Incentive Compensation” on page 30 of this proxy statement during the three year period commencing on the date of grant, except that performance shares are payable at the target level upon the participant’s death or disability and are payable upon the participant’s retirement or termination for good reason after the year of grant if any of the performance criteria has been achieved for the last year prior to the participant’s termination with such award to be prorated based on the time the participant is employed during the performance period. The number of unearned performance shares assumes the Named Executive Officer will earn the target number of performance shares.

OPTION EXERCISES AND STOCK VESTED(1)
(During Last Completed Fiscal Year)

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Edward L. Rand, Jr.	—	—	—	(1)	—
			92,892	(2)	1,137,713
Dana S. Hendricks	—	—	—	(1)	—
			11,090	(2)	137,072
Jeffrey P. Lisenby	—	—	—	(1)	—
			12,106	(2)	149,630
Kevin M. Shook	—	—	—	(1)	—
			12,106	(2)	149,630
Robert D. Francis	—	—	—	(1)	—
			10,337	(2)	127,765
(1)    Performance shares were granted to executive officers in 2022. As discussed previously on page 30, operational performance was below the threshold level for payment of performance shares, and those awards were certified to have no value.
(2)    These “shares acquired on vesting” consist of RSUs previously granted under the 2014 Equity Incentive Plan that vested in 2024 upon satisfaction of the restricted period. The value realized reflects the market price of the vested shares on the date of vesting. RSUs were paid in shares of Common Stock net of the cash required for withholding.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Edward L. Rand, Jr.	61,490	41,054	363,683	—	2,843,709
Dana S. Hendricks	18,000	9,728	12,171	—	110,369
Jeffrey P. Lisenby	11,050	10,884	65,374	—	650,518
Kevin M. Shook	8,060	8,060	20,056	—	229,510
Robert D. Francis	60,481	15,588	40,531	—	320,525
(1) Registrant contributions are included in “Other Compensation” to Executives in the Summary Compensation Table.

Effective January 1, 2005, we adopted the Executive Nonqualified Excess Plan of ProAssurance Group (the “Deferred Compensation Plan”), for the benefit of eligible employees and directors. The employees eligible to participate in the plan are Vice Presidents and above of ProAssurance and any other employees whose annual compensation exceeds the dollar limit that applies to the definition of “highly compensated employee” found in the Internal Revenue Code (which was $155,000 in 2024).
Under the Deferred Compensation Plan, an eligible employee may elect to defer up to 75% of base salary. A director may elect to defer up to 100% of director fees or other cash compensation. Effective January 1, 2006, we amended our Deferred Compensation Plan to provide for additional matching employer contributions on behalf of employees whose base compensation exceeds our qualified plan’s compensation limit. For these employees, we match salary reductions in an amount up to 5% of the amount by which their base compensation exceeds the compensation limit. Deferred amounts are contributed to the Deferred Compensation Plan and contributions are credited with deemed investment earnings as if they were invested in one or more designated mutual funds pursuant to an investment election made by the participants as of the date of deferral. Distributions under the plan are made upon termination of employment or service, death, disability, or upon a change of control. Distributions are made in a lump sum or annual installments over a period not exceeding 10 years as elected by the participant. A separate distribution election can be made with respect to each year’s deferrals and matching contributions.

Employment and Severance Agreements
We entered into a new employment agreement with Edward L. Rand, Jr., when he became our Chief Executive Officer on July 1, 2019. Mr. Rand has the following rights and benefits under that agreement:
•term expiring July 1, 2025, with one year renewal periods if the agreement is not terminated;
•minimum base salary of $900,000 subject to annual increases at the discretion of the Board of Directors;
•annual incentive compensation with a target level not less than 120% of base salary, to be based on performance criteria established by the Board of Directors consistent with the criteria for other senior executive officers;
•one-time award of restricted stock units with a grant date value of not less than $2 million to vest over five years;
•annual long-term equity award with grant date value not less than $750,000;
•perquisites consistent with those provided to the prior Chief Executive Officer, including without limitation, up to 50 hours of personal use on the corporate airplane; and
•severance payments upon a termination of employment and payments upon a change of control as discussed in more detail under the caption “Payments on Termination and Change of Control.”
We entered into a Release and Severance Compensation Agreement with Dana S. Hendricks, our Chief Financial Officer, effective September 1, 2018, with Jeffrey P. Lisenby, our General Counsel, effective January 1, 2008, with Kevin M. Shook, President of Eastern Alliance Insurance Group, effective May 13, 2019, and with Robert D. Francis, President of Medical Professional Liability, effective April 22, 2024, each of which provide for severance payments upon a termination of employment and payments upon a change of control, as discussed in more detail under the caption “Payments on Termination and Change of Control.”
Payments on Termination and Change of Control
We have agreements with Mr. Rand and our other Named Executive Officers that provide severance benefits if we terminate their employment for cause or if they voluntarily terminate their employment for “good reason.” They may assert good reason for, among other reasons, a material reduction in compensation or position or change in location of employment.
Mr. Rand is entitled to severance benefits under his employment agreement if we terminate his employment without cause or he terminates his employment for good reason. In such event, Mr. Rand will be entitled to severance compensation in an amount equal to two times his then current base salary and two times the average annual incentive compensation paid to him for the prior three years (for at least two times the target level bonus).
Mr. Rand is not entitled to be paid severance compensation on a change of control of ProAssurance unless he terminates his employment for good reason or his employment is terminated without cause after the change of control. He may terminate for good reason if there is a material reduction in his position as chief executive officer within two years after the change of control. Mr. Rand is not entitled to be reimbursed for any excise tax imposed on his severance compensation as an excess parachute payment under Internal Revenue Code Sections 280G and 4999.
Each of Ms. Hendricks, Mr. Lisenby, Mr. Shook, and Mr. Francis is entitled to severance compensation in an amount equal to each executive’s current base salary and an amount equal to the average annual incentive compensation paid to such executive for the prior three years if we terminate the executive’s employment without cause or the executive terminates her or his employment for good reason. For Ms. Hendricks, Mr. Lisenby, and Mr. Shook, the severance compensation is doubled for termination of employment by ProAssurance without cause or by the Executive for good reason following change in control.
Each of the agreements with Mr. Rand, Ms. Hendricks, Mr. Lisenby, Mr. Shook, and Mr. Francis requires the terminated executive to release us from all claims relating to his or her employment as a condition to the provision of severance benefits. These agreements also include a covenant not to compete that extends for a period of one to three years depending upon the multiple used for determining the amount of severance compensation, e.g. if severance compensation is two times the sum of salary and average incentive compensation, the restricted period is two years. The severance compensation is payable in equal monthly installments over the duration of the restricted period. If an executive violates the covenant not to compete, we may terminate future installment payments of severance compensation.
On December 1, 2010, our Board of Directors adopted resolutions directing ProAssurance and its subsidiaries not to execute any new agreements with executive officers that require a “single trigger” for the payment of severance benefits upon a change of control and that provide for a “gross up” for the excise tax imposed on excess parachute payments under Internal Revenue Code Sections 280G and 4999. The Board’s action does not change, alter or amend any employment agreements in effect at the time of the adoption of the resolutions. The Severance Agreement with Mr. Lisenby continues to include the “gross up” provision because it was in effect at the time the Board adopted these policies.

The following table sets forth the amounts payable to the Named Executive Officers upon termination of their employment by reason of retirement or voluntary termination, death or disability, involuntary termination (termination by ProAssurance without cause and by the executive for good reason), and upon a change of control. The table assumes payment as if the termination of employment or change of control occurred on December 31, 2024:

	Retirement or Voluntary Termination	Death or Disability	Involuntary Termination(1)	Involuntary Termination After Change of Control(1)	Change of Control
Edward L. Rand, Jr.
Cash Severance-Annual Salary	$—	$—	$2,080,000	$2,080,000	$—
Cash Severance-Average Annual Incentive	$—	$—	$2,796,000	$2,796,000	$—
Equity Compensation Vesting(2)	$1,986,946	$5,582,988	$—	$5,582,988	$5,582,988
Deferred Compensation(3)	$2,011,419	$2,011,419	$2,011,419	$2,011,419	$2,011,419
Medical Benefits	$—	$—	$56,875	$56,875	$—
TOTAL	$3,998,365	$7,594,407	$6,944,294	$12,527,282	$7,594,407
Dana S. Hendricks
Cash Severance-Annual Salary	$—	$—	$513,713	$1,027,426	$—
Cash Severance-Average Annual Incentive	$—	$—	$467,249	$934,499	$—
Equity Compensation Vesting(2)	$480,239	$1,339,390	$—	$1,339,390	$1,339,390
Deferred Compensation(3)	$43,872	$43,872	$43,872	$43,872	$43,872
Medical Benefits	$—	$—	$29,162	$43,743	$—
Outplacement Services	$—	$—	$10,000	$10,000	$—
TOTAL	$524,111	$1,383,262	$1,063,996	$3,398,930	$1,383,262
Jeffrey P. Lisenby
Cash Severance-Annual Salary	$—	$—	$530,553	$1,061,106	$—
Cash Severance-Average Annual Incentive	$—	$—	$489,513	$979,025	$—
Equity Compensation Vesting(2)	$480,239	$1,339,390	$—	$1,339,390	$1,339,390
Deferred Compensation(3)	$409,249	$409,249	$409,249	$409,249	$409,249
Medical Benefits	$—	$—	$15,972	$23,957	$—
Outplacement Services	$—	$—	$10,000	$10,000	$—
TOTAL	$889,488	$1,748,639	$1,455,287	$3,822,727	$1,748,639
Kevin M. Shook
Cash Severance-Annual Salary	$—	$—	$483,740	$967,480	$—
Cash Severance-Average Annual Incentive	$—	$—	$404,191	$808,381	$—
Equity Compensation Vesting(2)	$480,239	$1,339,390	$—	$1,339,390	$1,339,390
Deferred Compensation(3)	$157,705	$157,705	$157,705	$157,705	$157,705
Medical Benefits	$—	$—	$29,162	$43,743	$—
Outplacement Services	$—	$—	$10,000	$10,000	$—
TOTAL	$637,944	$1,497,095	$1,084,798	$3,326,699	$1,497,095
Robert D. Francis
Cash Severance-Annual Salary	$—	$—	$625,000	$1,250,000	$—
Cash Severance-Average Annual Incentive	$—	$—	$560,984	$1,121,969	$—
Equity Compensation Vesting(2)	$485,588	$1,181,964	$—	$1,181,964	$1,181,964
Deferred Compensation(3)	$108,074	$108,074	$108,074	$108,074	$108,074
Medical Benefits	$—	$—	$11,280	$16,920	$—
Outplacement Services	$—	$—	$10,000	$10,000	$—
TOTAL	$593,662	$1,290,038	$1,315,338	$3,688,927	$1,290,038

(1) Reflects the maximum amount that can be paid upon involuntary termination of employment. If the executive terminates for good reason, the executive is entitled to cash severance, the executive’s account in the Deferred Compensation Plan, pro rata vesting of unpaid RSUs based on months of service during the restricted period, and pro rata vesting of performance shares based on months of services during the performance period and to the extent earned based on performance criteria as of the prior December 31. If we terminate the executive without cause, the executive is only entitled to cash severance and the executive’s account in the Deferred Compensation Plan. If we terminate the executive for cause, the executive is only entitled to the executive’s account in the Deferred Compensation Plan.
(2) The value of the acceleration of equity compensation benefits is calculated to reflect our accounting expense for the unvested performance shares and stock awards that have not been paid for financial reporting purposes. The value of the unvested awards is based on the market value of a share of Common Stock of $15.91 based on the closing price on the NYSE on December 31, 2024 (the last trading day of 2024). We calculated the number of shares based on the target achievement levels since the unvested performance shares and stock awards have not been earned yet; therefore, it is possible that the actual amounts could be higher or lower, or that the performance criteria is not achieved so that no amount is payable. We disclose the threshold, target, and maximum achievement levels in the table under the caption “Grants of Plan-Based Awards” on page 34 of this proxy statement.
(3) Reflects the employer contributions that we contributed, or are earned as of December 31, 2024 and due to be contributed, for the account of the executive under the Deferred Compensation Plan and all earnings (losses) that have accrued on the executive’s account. The executives will be entitled to return of the contributions contributed to the plan as a deferral of executive’s then current compensation. The amount in the table excludes benefits that are payable upon retirement under our qualified retirement plan.
DIRECTOR COMPENSATION
(During Last Completed Fiscal Year)

Name	Fees Earned or Paid in Cash	Stock Awards ($)	NonEquity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Kedrick D. Adkins Jr	100,000	203,809	—	—	—	303,809
Bruce D. Angiolillo	180,000	203,809	—	—	—	383,809
Richard J. Bielen	53,958	95,000	—	—	—	148,958
Fabiola Cobarrubias	92,500	203,809	—	—	—	296,309
Samuel A. Di Piazza	85,208	203,809	—	—	—	289,017
Maye Head Frei	92,250	203,809	—	—	—	296,059
Staci M. Pierce	46,667	95,000	—	—	—	141,667
Scott C. Syphax	80,000	203,809	—	—	—	283,809
Katisha T. Vance	90,000	203,809	—	—	—	293,809

Non-management directors received an annual retainer of $80,000 in 2024. In addition to this annual retainer, the Independent Chairman received an additional annual retainer of $100,000 in 2024. The Chair of the Audit Committee received an additional annual retainer of $20,000 in 2024; the other members of the Audit Committee received an additional annual retainer of $12,500 in 2024. The Chair of the Compensation Committee received an additional annual retainer of $12,250 in 2024. The Chair of the Nominating/ Corporate Governance Committee received an additional retainer of $10,000 in 2024.
Our Board of Directors has adopted the ProAssurance Corporation Director Deferred Stock Compensation Plan to facilitate director stock compensation approved by the Compensation Committee. If granted by the Compensation Committee, the stock compensation is payable in whole shares of our Common Stock with a total value not to exceed the amount fixed by the Compensation Committee. The award is calculated using the NYSE closing price of a share of our Common Stock on the date of our annual meeting.
On May 22, 2024, the amount fixed by the Compensation Committee for the stock award for each director was $95,000.
A grant of 7,468 shares of common stock reported to have occurred on May 24, 2023, had been cancelled, as such grant was invalid due to an administrative error and should not have occurred. No actual shares were issued under the 2023 grant as all directors elected to defer the receipt of their annual grant through the Director Deferred Stock Compensation Plan.
As a result, the cancellation involved reversing the credited shares to their respective deferred compensation accounts. The remaining $108,809 included in the previous table represents compensation for services to the Board for 2023 awarded on May 22, 2024. Shares are payable from the shares reserved for issuance under the 2024 Equity Incentive Plan.
Under the terms of the Director Deferred Stock Compensation Plan, our directors may elect either to receive the shares of Common Stock currently or to defer the receipt of the shares until their service as a director has ended. Cash dividends accumulate on the shares of Common Stock credited to the accounts of the directors and are applied toward the acquisition of additional shares of Common Stock for the account of the director. The accumulated dividends are used to acquire whole shares of Common Stock at the price of a share on the date of the payment of the dividend. Any amount not applied to the acquisition of the shares is retained in each director’s account and accumulated with future dividends on the shares credited to the director’s account. The amount so accumulated is to be applied to the acquisition of shares of Common

Stock on date of the next dividend payment until the shares are distributed. Subject to approval by the Board of Directors, a director may request that the Company purchase the shares granted and accumulated under the plan at the time the director terminates service on the Board.
Risk Management in Relation to Compensation Policies and Practices
Short term incentive compensation as well as long-term incentive compensation for the executive officers and key employees of ProAssurance is provided under guidelines established under incentive plans approved by our stockholders and reviewed annually by the Compensation Committee.
The performance objectives used to measure achievement under these incentive compensation plans involve a mix of performance measures that are commonly used by public companies in the insurance industry, which include the following: non-GAAP operating return on equity; weighted combined ratio; written premiums; CAGR/growth in book value; and stock performance against a nationally recognized index. These performance measures are weighted with the intent that a balance among the various measures is required to achieve maximum incentive compensation, thereby avoiding undue focus on any one of the objective criteria. A description of the performance measures used in our incentive plans is included in this proxy statement under the caption “Executive Compensation — Compensation Discussion and Analysis” beginning on page 33.
Our Compensation Committee analyzes the risks inherent in our incentive compensation plans in connection with its evaluation of the incentive compensation to be awarded to our key employees. As part of its duties as the Compensation Committee’s independent compensation consultant, F.W. Cook, assists the Compensation Committee in its evaluation of the risks associated with our incentive compensation plans. Based on information provided by F.W. Cook and its own analysis, the Compensation Committee has determined that the goals and incentives used in our incentive compensation plans are reasonable; are related to the sound financial management of ProAssurance and its subsidiaries; are generally consistent with past practice and industry practices; and do not present unnecessary or excessive risk that could threaten the value of ProAssurance in any material respect.
While all of our executive officers are compensated through the mixture of base salary, short-term incentive compensation, and long-term incentive compensation as described under the caption “Executive Compensation — Compensation Discussion and Analysis” beginning on page 33 of this proxy statement, we have a limited number of employees who are directly engaged in sales activity and receive a significant portion of their compensation in the form of commission payments for new and renewal business. The payment of commissions based solely on the production of business presents a risk of writing unprofitable business in order to obtain a commission. This risk is mitigated by the fact that the decision as to whether business will be written is made by our underwriting staff whose compensation is not commission based and whose incentive compensation, if any, is based on multiple performance measures under one or more of our previously described incentive plans.
We recognize that the performance measures under our incentive compensation plans are predominantly based on the financial information included in our financial statements and reports. There is a risk that incentive compensation could be paid based on erroneous financial information if our financial statements should be found to be inaccurate in any material respect. In December 2010 our Board of Directors adopted a recoupment (“clawback”) policy, which was updated in 2023, pursuant to which our executives must agree to pay back incentive compensation to the extent that such compensation is based on incorrect financial information derived from financial statements that are subsequently required to be restated.
Pay Ratio Disclosure
As required by the Dodd-Frank Act and SEC Regulation S-K, we are providing the following information about the relationship between the annual total compensation of our CEO, Mr. Rand, and the median of the annual total compensation of our employees for 2024 (our “CEO pay ratio”). Our CEO pay ratio information is a reasonable good faith estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
The ratio of the annual total compensation of Mr. Rand to the median of the annual total compensation of our employees for 2024 was 52.6 to 1.
This ratio was based on the following:
•annual total compensation of Mr. Rand for 2024, as set forth in the Summary Compensation Table, of $6,226,834; and
•median of the annual total compensation of all of our employees (other than Mr. Rand), determined in accordance with Item 402(u) of Regulation S-K, of $118,349.
For purposes of the above CEO pay ratio disclosure, we were required to identify a “median employee” based on our entire workforce, without regard to their location, compensation arrangements or employment status (full-time versus part-time). The “median employee” was determined by identifying the employee whose compensation was at the median of the compensation of our employee population (other than our CEO). The methodology and the material assumptions and estimates that we used to identify the median of the compensation of our employee population were as follows:

•Employee Population: We determined that, as of December 31, 2024, the date we selected to identify the “median employee,” our employee population consisted of 1,035 individuals (other than the CEO) working for ProAssurance Corporation and our consolidated subsidiaries, with all of these individuals located in the United States.
•Compensation Measures Used to Identify the Median Employee: For purposes of measuring the compensation of our employees to identify the “median employee,” we utilized base salary / wages and overtime pay, plus cash incentive compensation (annual bonus), commissions, or other cash compensation earned for individual and corporate performance in 2024. We annualized the compensation of employees to cover the full calendar year and treated new hires as if they were hired at the beginning of the year, as permitted by applicable SEC rules and regulations. We did not make any cost-of-living adjustments. We then added the grant-date value of any long-term equity awards made in 2024, plus employer contributions to our qualified retirement plan in 2024, plus the actual value of Company-paid benefits (including Company-paid premiums for health, dental, life, and disability insurance and any Company contribution to health savings accounts). Using this methodology, in accordance with Item 402(c)(2)(x) of Regulation S-K, we determined that the “median employee” was an employee with total compensation of $118,349 earned for the year ended December 31, 2024.

Pay Versus Performance
Pay Versus Performance Table
As required by the Dodd-Frank Act and Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance metrics of the Company. The Compensation Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. For further information about how we align executive compensation with the Company’s performance, see “Compensation Discussion and Analysis” on page 22. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by NEOs, including with respect to RSUs and PSUs.

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO(1) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)	Average Compensation Paid to Non-PEO Named Executive Officers(2) ($)	Valuation of Initial Fixed $100 Investment Based On:		Net Income (Loss) ($)	Company-Selected Performance Measure
					Total Shareholder Return ("TSR")(3) ($)	Peer Group Total Shareholder Return(4) ($)		Non-GAAP Operating Income (Loss) ($)	Non-GAAP Operating ROE
2024	6,226,834	6,432,945	2,085,626	2,114,251	46	193	52,744,332	48,592,349	4.2%
2023	3,725,832	2,190,338	1,176,231	876,493	40	146	(38,604,397)	(9,014,677)	(0.8%)
2022	4,367,132	2,668,350	1,556,544	1,114,689	50	134	(401,948)	22,139,921	1.7%
2021	3,149,575	3,851,913	1,412,587	1,559,032	72	119	144,123,894	70,104,283	5.2%
2020	2,490,725	466,261	1,188,025	573,379	50	103	(175,726,830)	(27,591,562)	(1.9%)
(1) Represents the amount of “compensation actually paid” to Mr. Rand, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Rand during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to Mr. Rand's total compensation for each year to determine the compensation actually paid:

PEO	2024	2023	2022	2021	2020
Total Compensation as reported	$6,226,834	$3,725,832	$4,367,132	$3,149,575	$2,490,725
Fair Value of equity awards granted during fiscal year	(2,593,355)	(2,200,000)	(2,000,000)	(949,998)	(950,000)
Fair value of equity compensation granted in current year—value at end of year-end	2,831,881	1,525,289	1,410,577	976,633	516,835
Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	(132,837)	35,153	(3,032)	26,503	(10,320)
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	366,584	(642,167)	(961,611)	718,332	(1,364,139)
Dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—	—	—
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	(266,162)	(253,769)	(144,716)	(69,132)	(216,840)
Compensation Actually Paid to PEO	$6,432,945	$2,190,338	$2,668,350	$3,851,913	$466,261
(2)    Represents the average amount of “compensation actually paid” to the NEOs as a group (excluding the CEO), as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year.
In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the NEOs’ total compensation for each year to determine the compensation actually paid:

NEO Averages	2024	2023	2022	2021	2020
Total Compensation as reported	$2,085,626	$1,176,231	$1,556,544	$1,412,587	$1,188,025
Fair Value of equity awards granted during fiscal year	(695,490)	(425,000)	(462,500)	(393,731)	(368,742)
Fair value of equity compensation granted in current year—value at end of year-end	759,453	294,658	326,196	404,770	200,609
Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	(16,316)	13,413	(5,155)	19,804	(7,632)
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	72,032	(112,689)	(213,566)	150,168	(330,461)
Dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—	—	—
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	(91,054)	(70,120)	(86,830)	(34,566)	(108,420)
Compensation Actually Paid to NEO	$2,114,251	$876,493	$1,114,689	$1,559,032	$573,379
(3)     Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(4)     Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: S&P 1500 Property & Casualty Insurance Index.
Financial Performance Measures
As described in greater detail in “Annual Incentive Compensation” beginning on page 26, our executive compensation plans are designed to directly link pay to performance, recognize both corporate and individual performance, promote long-term stock ownership, attract, retain and motivate talented executives, and balance risk and reward while taking into consideration stakeholder feedback as well as market trends and practices. The most important financial measures used by the Company to link compensation actually paid (as defined by SEC rules) to the Company’s named executive officers for the most recently completed fiscal year to the Company’s performance are:
•Improvement in Non-GAAP Operating Results;
•Improvement in segment underwriting results (for line of business leaders only);
•Relative Total Shareholder Return; and
•Non-GAAP Operating ROE
Analysis of the Information Presented in the Pay versus Performance Table
While we utilize several performance measures to align executive compensation with performance, all of those measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as defined by SEC rules) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid vs. Company TSR ($ in thousands, except for TSR)
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$—
$100.00
$75.00
$50.00
$25.00
$—
$50.31
$72.15
$50.30
$39.81
$46.00
$466
$573
$3,852
$1,559
$2,668
$1,115
$2,190
$876
$6,433
$2,114
2020
2021
2022
2023
2024
PEO Compensation Actually Paid
NEO Avg Compensation Actually Paid
Company TSR

Compensation Actually Paid vs. Net Income (Loss) ($ in thousands)
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$—
$200,000
$150,000
$100,000
$50,000
$—
($50,000)
($100,000)
($150,000)
($200,000)
($175,727)
$466
$573
$144,124
$3,852
$1,559
($402)
$2,668
$1,115
($38,604)
$2,190
$876
$6,433
$52,744
$2,114
2020
2021
2022
2023
2024
PEO Compensation Actually Paid
NEO Avg Compensation Actually Paid
Net Income (Loss) (In Thousands)

Compensation Actually Paid vs. Non-GAAP Operating Income (Loss) ($ in thousands)
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$—
$80,000
$60,000
$40,000
$20,000
$—
($20,000)
($40,000)
2020
2021
2022
2023
2024
$466
$573
($27,592)
$3,852
$1,559
$70,104
$2,668
$1,115
$22,140
$2,190
$876
($9,015)
$6,433
$2,114
$48,592
PEO Compensation Actually Paid
NEO Avg Compensation Actually Paid
Non-GAAP Operating Income (Loss)

Compensation Actually Paid vs. Non-GAAP Operating ROE ($ in thousands)
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$—
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
—%
(1.0%)
(2.0%)
$466
$573
(1.9%)
$3,852
$1,559
5.2%
$2,668
$1,115
1.7%
$2,190
$876
(0.8 %)
$6,433
$2,114
4.2%
2020
2021
2022
2023
2024
PEO Compensation Actually Paid
NEO Avg Compensation Actually Paid
Non-GAAP Operating ROE

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING
We have no present knowledge of any other matters to be presented at the annual meeting. If any other matters should properly come before the annual meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their best judgment.
BENEFICIAL OWNERSHIP OF OUR COMMON STOCK
Owners of More than 5% of Our Common Stock as of March 24, 2025

Stockholders	Amount & Nature of Beneficial Ownership(1)	Percent of Class(1)
BlackRock, Inc.(2)	7,468,439	14.70%
55 East 52nd Street, New York, New York 10055
The Vanguard Group, Inc.(3)	5,836,255	11.45%
100 Vanguard Blvd., Malvern, Pennsylvania 19355
T. Rowe Price Investment Management, Inc.(4)	4,573,573	8.90%
101 E. Pratt Street, Baltimore, MD 21201
Dimensional Fund Advisors, LP(5)	2,838,938	5.60%
6300 Bee Cave Road, Building One, Austin, TX 78746
Wellington Management Group LLP(6)	2,777,882	5.50%
280 Congress Street, Boston, MA 02210
(1)     Based solely on ownership information reported in the filings on Schedule 13G detailed below.
(2)     In a Schedule 13G filed on January 22, 2024 with the SEC, BlackRock, Inc., a parent holding company, disclosed that, as of December 31, 2023, it had sole voting power with respect to 7,374,839 shares of Common Stock and sole dispositive power with respect to 7,468,439 shares of Common Stock.
(3)     In a Schedule 13G filed on February 13, 2024 with the SEC, The Vanguard Group, Inc., an investment adviser, disclosed that, as of December 29, 2023, it had sole voting power with respect to 0 shares of Common Stock, shared voting power with respect to 34,301 shares of Common Stock, sole dispositive power with respect to 5,744,423 shares of Common Stock and shared dispositive power with respect to 91,832 shares of Common Stock.
(4)     In a Schedule 13G filed on November 14, 2024 with the SEC, T. Rowe Price Investment Management, Inc., an investment advisor, disclosed that, as of September 30, 2024, it had sole voting power with respect to 4,539,326 shares of Common Stock and sole dispositive power with respect to 4,573,573 shares of Common Stock.
(5)     In a Schedule 13G filed on February 9, 2024 with the SEC, Dimensional Fund Advisors, LP, an investment advisor, disclosed that, as of December 29, 2023, it had sole voting power with respect to 2,778,709 shares of Common Stock and sole dispositive power with respect to 2,838,938 shares of Common Stock.
(6)     In a Schedule 13G filed on February 8, 2024 with the SEC, Wellington Management Group LLP, a parent holding company, disclosed that, as of December 29, 2023, it had sole voting power with respect to 0 shares of Common Stock, shared voting power with respect to 2,742,428 shares of Common Stock, sole dispositive power with respect to 0 shares of Common Stock and shared dispositive power with respect to 2,777,882 shares of Common Stock.
Ownership by Our Directors and Executive Officers
The following table sets forth, as of March 24, 2025, information regarding the ownership of Common Stock by:
•our executive officers named in the Summary Compensation Table under “Executive Compensation,” which we refer to as the “Named Executive Officers;”
•our directors and director nominees; and
•all of our directors and executive officers as a group.

Stockholders	Amount & Nature of Beneficial Ownership(1)	Percent of Class
Directors
Kedrick D. Adkins Jr.	28,889	*
Bruce D. Angiolillo	31,551	*
Richard J. Bielen	6,520	*
Fabiola Cobarrubias	21,083	*
Samuel A. Di Piazza, Jr.	40,880	*
Maye Head Frei	27,197	*
Staci M. Pierce	6,520	*
Edward L. Rand, Jr.(2)	235,414	*
Scott C. Syphax	21,083	*
Katisha T. Vance	30,058	*
Other Named Executive Officers
Robert D. Francis	15,973	*
Dana S. Hendricks	31,239	*
Jeffrey P. Lisenby	83,914	*
Kevin M. Shook	39,027	*
All Directors and Executive Officers as a Group (14 Persons)	619,348	1.21%
* Less than 1%.
(1) Except as otherwise indicated, the persons named in the above table have sole voting power and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The information as to the beneficial ownership of Common Stock has been furnished by the respective persons listed in the above table. The information excludes restricted stock units and performance shares granted to executive officers that are unvested. No executive officer holds unexercised stock options.
(2) Shares are held in a joint brokerage account for Mr. Rand and his spouse.

TRANSACTIONS WITH RELATED PERSONS
Our Code of Ethics and Conduct addresses conflicts of interest that arise when an employee or member of his or her family receives a personal benefit in a transaction involving ProAssurance or a subsidiary. Generally, employees are required to report any situation involving an actual or potential conflict of interest to ProAssurance for a determination of whether it involves a permissible conflict of interest. The Code of Ethics and Conduct provides specific guidance as to the following situations:
•Employees are prohibited from (i) taking for themselves personally opportunities that are discovered through the use of ProAssurance’s information or position, (ii) using ProAssurance’s property, information or position for personal gain, and (iii) competing with ProAssurance.
•If ProAssurance or a subsidiary does business or considers doing business with a company in which an employee or member of his or her family is employed or has a material financial or other interest, the employee must disclose the interest to his or her supervisor if he or she is aware of the proposed business relationship and refrain from participating in the approval process.
•If an employee participates in religious, charitable, educational or civic activities, good judgment must be exercised to abstain from involvement in activities which would present a conflict of interest or interfere with responsibilities to or the reputation of ProAssurance.
The Nominating/Corporate Governance Committee has adopted the Procedures for Evaluation of Reportable Related Party Transactions. The procedures provide a framework for evaluating any transaction that the Company determines would be required to be publicly disclosed by Item 404(a) of Regulation S-K, and apply to directors, nominees for directors, executive officers, and certain persons related to any of the foregoing (related parties). The procedures are administered by the Company’s general counsel acting as Corporate Compliance Officer. The general counsel monitors compliance and reviews annually a completed questionnaire from each director, nominee for director, and executive officer that sets forth certain business and other affiliations that relate to the business and activities of the Company. The general counsel reports any related party transaction he becomes aware of to the Nominating/Corporate Governance Committee. The committee must evaluate the transaction to determine whether it is fair and reasonable to the Company and should also evaluate the impact the transaction will have on a director’s independence, if applicable.

ProAssurance adopted written policies and procedures for the review, approval or ratification of personal travel on corporate aircraft effective December 1, 2006. Pursuant to the Policies and Procedures for Personal Use of Aircraft, senior executive officers, directors, and such other employees of ProAssurance or its subsidiaries as may be designated by the Chief Executive Officer may use the corporate aircraft for personal travel if the aircraft is not otherwise required for business-related travel, upon reasonable notice to the Chief Executive Officer. As used in the Policies and Procedures for Personal Use of Aircraft, personal travel includes travel for entertainment, amusement or recreational purposes as described in Internal Revenue Service Notice 2005-45.
The Compensation Committee of the Board of Directors will establish, after reviewing the cost of the personal travel, the number of flight hours for which the Chief Executive Officer may use the corporate aircraft for personal travel in the succeeding twelve month period without further approval of the Committee. The Compensation Committee has established the number of aggregate flight hours for which all other authorized users may use the corporate aircraft for personal travel during the succeeding twelve months with the approval of the Chief Executive Officer as follows: 50 flight hours for personal travel by the Chief Executive Officer and 20 flight hours for personal travel by other authorized users in the aggregate. The Chief Executive Officer must get the prior approval of the Compensation Committee before approving any personal travel which exceeds the aggregate limit. The Compensation Committee may delegate to any of its members the authority to approve requests for personal travel in excess of established limits. Both the Compensation Committee and the Chief Executive Officer are responsible for applying the Policies and Procedures for Personal Use of Aircraft.
Birmingham Hematology & Oncology Associates, LLC, where Dr. Katisha T. Vance is a physician, partner, and Vice-President, purchased medical professional liability insurance from an insurance subsidiary of ProAssurance in 2022-2024. Pacific Inpatient Medical Group, where Dr. Cobarrubias is the Chief Executive Officer, purchased medical professional liability insurance from an insurance subsidiary of ProAssurance in 2022-2024. These relationships are described in the Section titled “Independent Directors” in this Proxy Statement.
Lastly, as previously disclosed in our SEC filings, the company has entered into severance agreements with various ProAssurance executives.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act requires ProAssurance’s executive officers and directors and persons who beneficially own more than 10 percent of ProAssurance’s common shares to file electronically reports of ownership and changes in ownership of such common shares with the SEC and NYSE. These persons are required by SEC regulations to furnish ProAssurance with copies of all Section 16(a) forms they file. Based on ProAssurance’s review of such forms, as well as information provided and representations made by the reporting persons, ProAssurance believes that all of its executive officers, directors, and beneficial owners of more than 10 percent of its common shares complied with the reporting requirements of Section 16(a) during ProAssurance’s fiscal year ended December 31, 2024.
PROPOSALS OF STOCKHOLDERS
Stockholder Nominations for Directors
Our By-Laws require that a stockholder who desires to nominate directors at an annual meeting of stockholders must give us written notice of his or her intent not later than December 31 in the year preceding the annual meeting, or such other date as may be established by our Board of Directors for a particular annual meeting by prior written notice to the stockholders. To be in proper form, these notices must include certain information required by our By-laws, including information about the stockholder, any beneficial owner on whose behalf the nomination or proposal is being made, their respective affiliates or associates or others acting in concert with them, and any proposed nominee. A nomination or other business will not be considered if it does not comply with these notice procedures and the additional requirements set forth in our By-laws, including, as appropriate, those set forth in Rule 14a-19 of the Exchange Act. A copy of our By-Laws is available in the Governance section of our website, https://investor.ProAssurance.com.
Stockholder Proposals for our 2026 Annual Meeting
If you wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2026 annual meeting, you must submit your proposal in proper form (in accordance with the SEC Rule 14a-8), to our Secretary on or before December 31, 2025, in order for the proposal to be considered for inclusion in the proxy statement for the 2026 annual meeting of stockholders.

OTHER MATTERS
Policies on Reporting of Concerns Regarding Accounting and Other Matters and on Communicating
with Directors
We have adopted policies for any person, whether or not a stockholder or employee, to report concerns regarding accounting and other matters and to communicate with our Independent Chairman of the Board. Any person who has a concern about the conduct of ProAssurance or any of our people, including with respect to our accounting, internal accounting controls or auditing issues, may, in a confidential or anonymous manner, communicate that concern to the members of the Audit Committee via the internet or telephone by using the EthicsPoint hotline link available on our corporate website, www.proassurancegroup.com. Any person may communicate with our Independent Chairman, Bruce D. Angiolillo, by submitting a report clearly marked to his attention through the EthicsPoint hotline. Further information on the EthicsPoint hotline and the procedure for these communications is available in the Governance section of our website at https:/investor.ProAssurance.com.
Important Notice Regarding Delivery of Stockholder Documents
Beneficial owners of Common Stock who share a single address may receive only one copy of the Notice of Internet Availability or the Proxy Materials, as the case may be, unless their broker, bank, trustee or nominee has received contrary instructions from any beneficial owner at that address. This practice, known as “householding,” is designed to reduce printing and mailing costs. If any beneficial stockholder(s) sharing a single address wishes to discontinue householding and receive a separate copy of the Notice of Internet Availability or the Proxy Materials, as the case may be, they may contact Broadridge, either by calling (866) 540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
A majority of brokerage firms have instituted householding. If your family has multiple holdings in ProAssurance that are held in street name with a broker, you may have received householding notification directly from your broker. If so, please contact your broker directly if you have any questions, if you require additional copies of the proxy statement or annual report, if you are currently receiving multiple copies of the proxy statement and annual report and which to receive only a single copy, or if you wish to revoke your decision to household and thereby receive multiple statements and reports.
Incorporation by Reference
To the extent that this proxy statement is incorporated by reference into any other filing by ProAssurance under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement titled “Report of the Compensation Committee,” and “Report of the Audit Committee” (to the extent permitted by the rules of the SEC), as well as any exhibits to this proxy statement, will not be deemed incorporated, unless specifically provided otherwise in such filing.

PROASSURANCE GROUP
SPECIALTY INSURANCE COMPANIES

PROASSURANCE CORPORATION
100 BROOKWOOD PLACE
BIRMINGHAM, AL 35209

SCAN TO
VIEW MATERIALS & VOTE

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V67347-P26723

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PROASSURANCE CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Samuel A. Di Piazza, Jr., C. P. A.
02) Maye Head Frei
03) Scott C. Syphax

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To ratify the appointment of Ernst & Young LLP as independent auditor.	☐	☐	☐
3. Advisory vote on executive compensation.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

PROASSURANCE GROUP
SPECIALTY INSURANCE COMPANIES

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V67348-P26723

PROASSURANCE CORPORATION
Annual Meeting of Stockholders
May 21, 2025 9:00 AM Central Daylight Time
This proxy is solicited by the Board of Directors

The undersigned stockholder of ProAssurance Corporation, or the "Company," acknowledges receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement, each dated April 11, 2025, and the undersigned revokes all prior proxies and appoints Jeffrey P. Lisenby and Lee M. Pope, and each of them, as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held in the O'Neil Multimedia Room, on the fifth floor of the headquarters of the Company, 100 Brookwood Place, Birmingham, AL 35209, at 9:00 a.m., Central Daylight Time, on Wednesday, May 21, 2025, or at any adjournment, continuation or postponement thereof, and instructs said proxies to vote as indicated on the reverse.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED HEREIN AS DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITOR, FOR THE APPROVAL OF COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Continued and to be signed on reverse side